                                                                     EXHIBIT 4.2



                                                                  EXECUTION COPY

================================================================================



                        ADVANTA BUSINESS SERVICES CORP.,
                        Individually and as the Servicer,

                     ADVANTA LEASING RECEIVABLES CORP. VIII,
                                  as an Obligor

                      ADVANTA LEASING RECEIVABLES CORP. IX,
                                  as an Obligor

                                       and

                             BANKERS TRUST COMPANY,
                                   as Trustee

                    =========================================


                            SERIES 1999-1 SUPPLEMENT

                           Dated as of August 26, 1999

                                     to the

                            MASTER FACILITY AGREEMENT

                           Dated as of August 26, 1999

================================================================================

                          ADVANTA EQUIPMENT RECEIVABLES
                               ASSET-BACKED NOTES

      Reconciliation and Tie between the Master Agreement and Series 1999-1
           Supplement and the Trust Indenture Act of 1939, as amended

  Trust Indenture Act Section                Master Agreement                 Series 1999-1 Supplement
-----------------------------            ------------------------         ---------------------------------
Section 310(a)(1)                        Section 11.08                    Section See Master Agreement
           (a)(2)                                11.08                            See Master Agreement
           (a)(3)                                11.15                            See Master Agreement
           (a)(4)                                Not Applicable                   Not Applicable
           (a)(5)                                Not Applicable                   Not Applicable
           (b)                                   11.07                            See Master Agreement
           (c)                                   Not Applicable                   Not Applicable
        311(a)                                   11.12                            See Master Agreement
           (b)                                   11.12                            See Master Agreement
           (c)                                   Not Applicable                   Not Applicable
        312(a)                                   12.01, 12.02                     See Master Agreement
           (b)                                   12.02                            See Master Agreement
           (c)                                   12.02                            See Master Agreement
        313(a)                                   12.03                            See Master Agreement
           (b)(1)                                Not Applicable                   Not Applicable
           (b)(2)                                12.03                            See Master Agreement
           (c)                                   12.03; 1.03                      See Master Agreement
           (d)                                   12.03                            See Master Agreement
        314(a)                                   12.04; 6.07; 6.08; 1.03          See Master Agreement
           (b)                                   Not Applicable                   Not Applicable
           (c)(1)                                See Series 1999-1
                                                  Supplement                      6.03
           (c)(2)                                See Series 1999-1
                                                  Supplement                      6.03
           (c)(3)                                1.05                             See Master Agreement
           (d)                                   1.05                             See Master Agreement
           (e)                                   See Series 1999-1
                                                  Supplement                      6.03
           (f)                                   Not Applicable                   Not Applicable
        315(a)                                   11.01(a)                         See Master Agreement
           (b)                                   11.02; 1.03                      See Master Agreement
           (c)                                   11.01(b)                         See Master Agreement
           (d)                                   11.01(c)                         See Master Agreement
           (e)                                   10.10                            4.14
        316(a)(1)(A)                             10.08                            4.12
           (a)(1)(B)                             See Series 1999-1
                                                  Supplement                      4.13
           (a)(2)                                Not Applicable                   Not Applicable
           (a)(last sentence)                    1.01                             See Master Agreement
           (b)                                   10.04, 13.01(c)                  See Master Agreement
           (c)                                   10.09                            See Master Agreement
        317(a)(1)                                See Series 1999-1
                                                  Supplement                      4.03(c)
           (a)(2)                                10.02(c)                         4.04
           (b)                                   14.06                            See Master Agreement
        318(a)                                   1.05                             See Master Agreement
           (c)                                   1.05                             See Master Agreement

                               TABLE OF CONTENTS

                                                                                      PAGE

                             ARTICLE I

                CREATION OF THE SERIES 1999-1 NOTES

 SECTION 1.01 Designation.............................................................1

 SECTION 1.02 Pledge of Series 1999-1 Trust Estate....................................1

 SECTION 1.03 Custody of the Series 1999-1 Trust Estate...............................2

 SECTION 1.04 Conditions to Issuance of the Series 1999-1 Notes.......................2

 SECTION 1.05 Acceptance by Trustee...................................................3

 SECTION 1.06 Liabilities of the Trustee and Parties to the Master
              Agreement, this Series 1999-1 Supplement and the Series
              1999-1 Notes; Limitations Thereon.......................................4

 SECTION 1.07 Forms of Notes and Denominations........................................5


                            ARTICLE II

                            DEFINITIONS

 SECTION 2.01 Definitions.............................................................5


                            ARTICLE III

         SERIES ACCOUNTS; DISTRIBUTIONS AND STATEMENTS TO SERIES 1999-1
                  NOTEHOLDERS; SERIES 1999-1 SPECIFIC COVENANTS


 SECTION 3.01 Collection Account.....................................................18

 SECTION 3.02 Reserve Account and Residual Account...................................20

 SECTION 3.03 Investment of Monies Held in the Series 1999-1 Accounts;
              Subaccounts............................................................21

 SECTION 3.04 Flow of Funds..........................................................22

 SECTION 3.05 Statements to Series 1999-1 Noteholders................................23

 SECTION 3.06 Compliance With Withholding Requirements...............................25

 SECTION 3.07 Servicer Advances......................................................26

 SECTION 3.08 Modifications of Contracts and Purchase of Contracts...................26

 SECTION 3.09 Servicer to Act as Custodian...........................................26

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                    PAGE
                            ARTICLE IV

                  SERIES 1999-1 EVENTS OF DEFAULT

 SECTION 4.01 Events of Default......................................................28

 SECTION 4.02 Acceleration of Maturity; Rescission and
              Annulment..............................................................29

 SECTION 4.03 Remedies...............................................................30

 SECTION 4.04 Trustee Shall File Proofs of Claim.....................................31

 SECTION 4.05 Trustee May Enforce Claims Without Possession of Series 1999-
              1 Notes................................................................31

 SECTION 4.06 Application of Money Collected.........................................32

 SECTION 4.07 Limitation on Suits....................................................32

 SECTION 4.08 Unconditional Right of Series 1999-1 Noteholders to Receive
              Principal and Interest.................................................33

 SECTION 4.09 Restoration of Rights and Remedies.....................................33

 SECTION 4.10 Rights and Remedies Cumulative.........................................34

 SECTION 4.11 Delay or Omission Not Waiver...........................................34

 SECTION 4.12 Control by Series 1999-1 Noteholders...................................34

 SECTION 4.13 Waiver of Events of Default............................................34

 SECTION 4.14 Undertaking for Costs..................................................35

 SECTION 4.15 Waiver of Stay or Extension Laws.......................................35

 SECTION 4.16 Sale of Series 1999-1 Trust Estate.....................................35


                             ARTICLE V

                     PREPAYMENT AND REDEMPTION

 SECTION 5.01 Optional "Clean-up Call" Redemption of Series 1999-1 Notes.............37

 SECTION 5.02  Class B Special Redemption............................................37

 SECTION 5.03 Notice of Redemption and Disposition of Funds..........................38


                            ARTICLE VI

               MATTERS RELATING TO THE CLASS B NOTES

 SECTION 6.01. Transfer Restrictions.................................................39

 SECTION 6.02. Rule 144A Information.................................................40

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                    PAGE

 SECTION 6.03. Investor Letters......................................................40

                            ARTICLE VII

                           MISCELLANEOUS

 SECTION 7.01 Ratification of Master Agreement.......................................41

 SECTION 7.02 Counterparts...........................................................41

 SECTION 7.03 GOVERNING LAW..........................................................41

 SECTION 7.04 Amendments and Waivers.................................................41

 SECTION 7.05 Non-petition Clause....................................................41

 SECTION 7.06 Officer's Certificate and Opinion of Counsel as to Conditions
              Precedent..............................................................42

 SECTION 7.07 Restriction on Further Indebtedness....................................42

 SECTION 7.08 Special Covenants and Acknowledgements.................................42

 SECTION 7.09 Actions Taken by the Series Controlling Party..........................43

                                TABLE OF CONTENTS

EXHIBIT A --  FORM OF  SERVICER'S CERTIFICATE
EXHIBIT B --  FORM OF CONTRACT
EXHIBIT C --  FORMS OF NOTES
EXHIBIT D --  FORMS OF INVESTOR LETTER IF CLASS B NOTES IN
              DEFINITIVE FORM

        This Series 1999-1 Supplement, dated as of August 26, 1999 (the "Series 1999-1 Supplement"), supplements the Master Agreement (as described herein) and is by and among Advanta Business Services Corp., a Delaware corporation, individually ("ABS"), as the entity which originated or acquired the Contracts and which will sell or contribute the Contracts and other property, rights and interests to the Obligors (in such capacity, the "Originator"), and as initial servicer (ABS in such capacity or any successor, the "Servicer"), Advanta Leasing Receivables Corp. VIII, a Nevada corporation, as an obligor ("ALRC VIII"), Advanta Leasing Receivables Corp. IX, a Nevada corporation, as an obligor ("ALRC IX" and, together with ALRC VIII, the "Obligors") and Bankers Trust Company, a New York banking corporation, as trustee (in such capacity, the "Trustee") for the Series 1999-1 Noteholders.

                                    RECITALS

        This Series 1999-1 Supplement is being executed and delivered by the parties hereto pursuant to Section 13.02 of the Master Facility Agreement, dated as of August 26, 1999 (the "Master Agreement"), among the Servicer, the Obligors and the Trustee. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Master Agreement, the terms and provisions of this Series 1999-1 Supplement shall govern with respect to the Series 1999-1 Notes. Capitalized terms used herein, but not defined herein, shall have the meaning set forth in the Master Agreement.

                                    ARTICLE I

                       CREATION OF THE SERIES 1999-1 NOTES

        SECTION 1.01 Designation. There is hereby created a Series of Notes to be issued pursuant to the Master Agreement and this Series 1999-1 Supplement to be known as "Equipment Receivables Asset-Backed Notes, Series 1999-1" (the "Series 1999-1 Notes"). The Obligors with respect to the Series 1999-1 Notes are ALRC VIII and ALRC IX, jointly and severally. The Series 1999-1 Notes shall be issued in four Classes. The first Class shall be known as the "Equipment Receivables Asset-Backed Notes, Series 1999-1, Class A-1." The second Class shall be known as the "Equipment Receivables Asset-Backed Notes, Series 1999-1, Class A-2." The third Class shall be known as the "Equipment Receivables Asset-Backed Notes, Series 1999-1, Class A-3." The fourth Class shall be known as the "Equipment Receivables Asset-Backed Notes, Series 1999-1, Class B."

        SECTION 1.02 Pledge of Series 1999-1 Trust Estate. (a) Each Obligor hereby pledges to the Trustee and grants a security interest to the Trustee for the benefit of the Series 1999-1 Noteholders, and the Trustee hereby accepts the pledge of and grant of a security interest in, all of such Obligor's now owned and existing and hereafter acquired or arising right, title and interest, if any, in, to and under all accounts, general intangibles, instruments, chattel paper, documents, money, letters of credit, advices of credit, deposit accounts, certificates of deposit, investment property, goods and other property consisting of, arising from or related to any of the following: (1) each and every Contract now or hereafter listed as a Series 1999-1 Contract on the List of Contracts delivered to the Trustee together with all amounts due or to become due under such Series 1999-1 Contracts, (2) all Collections and Related Security associated therewith, (3) all balances, instruments, monies, securities, investment property or other property received or held from time to time in the Collection Account, the Reserve Account and the Residual Account, (4) the Contribution Agreement and the Series 1999-1 Contribution Agreement Supplement and all of its rights to enforce the provisions of, and to benefit from the representations, warranties and covenants made in, the Contribution Agreement and the Series 1999-1 Contribution Agreement Supplement, (5) the Equipment associated with the Series 1999-1 Contracts and the Residual Interest therein, and (6) all proceeds of each of the foregoing, but excluding any obligations of the Obligors under the Contribution Agreement and the Series 1999-1 Contribution Agreement Supplement and excluding any Servicing Charges, taxes, Initial Unpaid Amounts and Security Deposits, all in accordance with, and for the purposes set forth in, this Series 1999-1 Supplement (such property, the "Series 1999-1 Trust Estate").

       (b) It is the intention of the Obligors, which intention is acknowledged by the Trustee, that this Series 1999-1 Supplement, together with the Master Agreement, shall be deemed to be a security agreement within the meaning of
Article 8 and Article 9 of the UCC as in effect in the States of New York, Nevada and Delaware and the pledge provided for by this Section 1.02 and elsewhere herein shall be deemed to be a grant by the Obligors to the Trustee for the benefit of the Series 1999-1 Noteholders of a valid first-priority perfected security interest in all of the Obligors' right, title and interest in and to the Series 1999-1 Trust Estate. The Obligors hereby grant and assign such interests, in each case to the Trustee, to secure the obligations of the Obligors to the Trustee and the Series 1999-1 Noteholders hereunder and under the Series 1999-1 Notes.

       (c) The Obligors and ABS represent that as of the Closing Date, UCC-1 financing statements will have been filed against the User and in favor of ABS in respect of each item of Equipment having an original Equipment cost greater than $25,000. The Obligors and ABS also represent that as of the Closing Date, UCC-1 financing statements showing the Originator as debtor and ALRC VIII as secured party and ALRC VIII as debtor and the Trustee as secured party will have been filed in certain states representing at least 85% of the Statistical Aggregate Contract Principal Balance.

       (d) In the case of any Series 1999-1 Contract which has been prepaid in full during the period from the related Cut-Off Date to the Closing Date, the Obligors shall, on the Closing Date, deposit the Prepayment Amount therefor in the Collection Account in lieu of pledging such Series 1999-1 Contract to the Trustee.

        SECTION 1.03 Custody of the Series 1999-1 Trust Estate. For the avoidance of doubt, the parties agree that notwithstanding the use of the terms "deposit," "deposited," "transfer" and "transferred" in this Series 1999-1 Supplement, the Trustee will not take physical possession of any of the Series 1999-1 Trust Estate (other than the amounts on deposit in the Series 1999-1 Accounts) pursuant to the terms hereof. Instead, the Servicer will hold the Series 1999-1 Trust Estate (other than the amounts on deposit in the Series 1999-1 Accounts) as custodian on behalf of the Trustee as further described in
Section 3.09 hereof.

        SECTION 1.04 Conditions to Issuance of the Series 1999-1 Notes. As conditions to the execution by the Obligors, and the authentication and delivery by the Trustee of the Series 1999-1 Notes at the written direction of the Obligors and the sale of the Series 1999-1 Notes by the

Obligors on the Closing Date, (i) the Obligors shall have received by wire transfer the net proceeds of sale of the Class A Notes and the Class B Notes and
(ii) the Trustee shall have received the following on or before the Closing
Date:

        (a)     The List of Contracts;

        (b) Copies of resolutions of the board of directors of ABS and of each of ALRC VIII and ALRC IX, approving the execution, delivery and performance of this Series 1999-1 Supplement and the transactions contemplated hereby, certified, in each case, by a secretary or an assistant secretary of the respective corporation;

        (c) A copy of an officially certified document, dated not more than 30 days prior to the Closing Date and evidencing the due organization and good standing of each of ABS and the Obligors in their respective states of organization;

        (d) Copies of the Certificate of Incorporation and By-Laws of ABS and copies of the Articles of Incorporation and By-Laws of each of ALRC VIII and ALRC IX certified, in each case, by a secretary or an assistant secretary of the respective corporation;

        (e) Delivery of executed UCC-1 financing statements, prepared by the Servicer for filing (i) with the Secretary of State of New Jersey, naming the Originator as the debtor and the Obligors as secured parties, and (ii) with the Secretary of State of Nevada naming the Obligors as the debtors and the Trustee as secured party;

        (f) A certificate listing the Servicing Officers as of the Closing Date; and

        (g) An executed copy each of the Contribution Agreement, the Series 1999-1 Contribution Agreement Supplement, the Master Agreement and this Series 1999-1 Supplement.

        SECTION 1.05 Acceptance by Trustee. The Trustee acknowledges its acceptance, simultaneously with the execution and delivery of this Series 1999-1 Supplement, of the pledge of and security interest in all right, title and interest in and to the Series 1999-1 Trust Estate and declares that the Trustee holds and will continue to hold the pledge of and security interest in such right, title and interest in and to the Series 1999-1 Trust Estate for the benefit of all present and future Series 1999-1 Noteholders for the use and purpose and subject to the terms and provisions of this Series 1999-1 Supplement. The Obligors hereby (x) appoint the Trustee as the Obligors' attorney-in-fact with all power independently to enforce all of the Obligors' rights against the Originator and the Servicer under the Contribution Agreement and the Series 1999-1 Contribution Agreement Supplement, as applicable and (y) shall direct the Trustee to enforce such rights in writing. The Trustee hereby accepts such appointment and agrees to enforce such rights.

        SECTION 1.06 Liabilities of the Trustee and Parties to the Master Agreement, this Series 1999-1 Supplement and the Series 1999-1 Notes; Limitations Thereon. The obligations evidenced by the Series 1999-1 Notes provide recourse only to the Series 1999-1 Trust Estate and provide no recourse against either of the Obligors generally, the Originator, the Servicer, the Trustee, or any other Person.

        (a) The Obligors, the Servicer and the Originator shall not be liable to the Trustee except as expressly provided herein and in the Master Agreement, and, with respect to the Originator, as provided in the Contribution Agreement and Series 1999-1 Contribution Agreement Supplement. The Obligors, the Originator and the Servicer shall not be liable to the Series 1999-1 Noteholders except, with respect to the Obligors and the Servicer, for the non-performance of obligations expressly undertaken by them pursuant hereto and, with respect to the Originator, as expressly provided for in the Contribution Agreement and Series 1999-1 Contribution Agreement Supplement. Without limiting the generality of the foregoing, if any User fails to pay any Scheduled Payment, Final Contract Payment, Prepayment Amount or other amounts due under a Series 1999-1 Contract, then neither the Trustee nor the Series 1999-1 Noteholders will have any recourse against the Obligors, the Originator or the Servicer for such Scheduled Payment, Final Contract Payment, Prepayment Amount, other amounts due under such Series 1999-1 Contract or any losses, damages, claims, liabilities or expenses incurred by any Series 1999-1 Noteholder as a direct or indirect result thereof; provided, however, that the Trustee shall have recourse against the Servicer for any losses, damages, claims, liabilities or expenses (including legal fees and expenses) incurred by the Trustee as a direct or indirect result thereof.

        (b) In the event of a default by a User under the terms of a Series 1999-1 Contract, which default is not cured within any applicable cure period set forth in such Series 1999-1 Contract, the Series 1999-1 Noteholders shall be expressly limited to the sources of payment specified herein. In addition, the Trustee shall have the right to exercise the rights of the Originator (which rights have been assigned to the Obligors and then to the Trustee) under the Series 1999-1 Contracts, the Insurance Policies, any document in any Contract File and any Related Document in the name of the Trustee and the Series 1999-1 Noteholders, either directly or through the Servicer as agent, and the Trustee is hereby directed by the Obligors to exercise such rights; provided, however, that the Trustee shall not be required to take any action pursuant to this
Section 1.06 except upon written instructions from the Servicer and to the extent it is fully indemnified to its satisfaction therefor.

        (c) A carbon, photographic or other reproduction of the Master Agreement, this Series 1999-1 Supplement or any financing statement is sufficient as a financing statement in any applicable jurisdiction.

        The receipt of the Series 1999-1 Trust Estate by the Trustee (through possession thereof by the Servicer acting as custodian) does not constitute and is not intended to result in an assumption by the Trustee or any Series 1999-1 Noteholder of any obligation of the Originator, either Obligor or the Servicer to any User or other Person in connection with the Equipment, the Series 1999-1 Contracts, the Insurance Policies, any document in the Contract Files or any Related Document.

        SECTION 1.07 Forms of Notes and Denominations. The Series 1999-1 Notes shall be in the forms set forth in Exhibit C hereto. The Class A Notes are issuable only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, except that one Class A Note of each Class may be issued in another denomination. The Class B Notes are issuable only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, except that one Class B Note may be issued in another denomination.

                                   ARTICLE II

                                   DEFINITIONS

        SECTION 2.01 Definitions.

        (a) Whenever used in this Series 1999-1 Supplement and when used in the Master Agreement with respect to the Series 1999-1 Notes, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Unless otherwise defined in this Series 1999-1 Supplement, terms defined in the Master Agreement are used herein as therein defined.

        ABS:  Advanta Business Services Corp., a Delaware corporation.

        Additional Principal: With respect to each Payment Date, an amount equal to the Monthly Payment Amount less the Class A Principal Payment Amount and the Class B Principal Payment Amount for such date.

        Aggregate Contract Principal Balance: With respect to any Calculation Date, the aggregate of the Contract Principal Balances of all Series 1999-1 Contracts in the Series 1999-1 Trust Estate as of such date.

        ALRC VIII: Advanta Leasing Receivables Corp. VIII, a Nevada corporation.

        ALRC IX:  Advanta Leasing Receivables Corp. IX, a Nevada corporation.

        Ancillary Servicing Income: Certain miscellaneous amounts which revert to the Servicer in consideration of the servicing function performed by the Servicer, such as late fees (if a Servicer Advance has been made for such late payment), insufficient funds charges, and the like.

        Applicable Discount Rate: The rate of 7.645% which is equal to the sum of (a) the weighted average of the Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate and the Class B Interest Rate, each weighted by
(i) the initial principal balance of the Class A-1 Notes, the initial principal balance of the Class A-2 Notes, the initial principal balance of the Class A-3 Notes and the initial principal balance of the Class B Notes and (ii) the weighted average life to call of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B Notes under a 6.0% conditional prepayment rate and no loss scenario, as applicable, and (b) the Servicer Fee Rate.

        Available Funds: With respect to a Payment Date, (i) all amounts on deposit in the Collection Account which relate to the Collection Period for such Payment Date (including, without limitation, Scheduled Payments, Servicer Advances, Residual Receipts, Prepayment Amounts, amounts deposited into the Collection Account as a result of the release of a Contract under Section 6.15 of the Master Agreement or Section 6.12 of the Master Agreement, amounts of Security Deposits deposited into the Collection Account to cover User defaults on the related Contract and investment earnings on each of the Series 1999-1 Accounts), plus (ii) amounts transferred from the Reserve Account and/or the Residual Account with respect to such Payment Date and deposited in the Collection Account.

        Available Reserve Amount: As of any date of determination, the amount on deposit in the Reserve Account on such date.

        Available Residual Amount: As of any date of determination, the amount on deposit in the Residual Account on such date.

        Bankruptcy Code: The Bankruptcy Code of 1978, as amended, as codified under Title 11 of the United States Code, and the bankruptcy rules promulgated thereunder, as the same may be in effect from time to time.

        Balloon Payment: With respect to any Contract, a final payment which is more than 10% greater in amount than any prior Scheduled Payment.

        Class A Initial Principal Balance:  $98,876,125.

        Class A Noteholder: Person in whose name a Class A Note is registered in the Note Register.

        Class A Note Interest: With respect to any Payment Date, the sum of the Class A-1 Note Interest, the Class A-2 Note Interest and the Class A-3 Note Interest.

        Class A Notes: The Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

        Class A Percentage: A fraction, expressed as a percentage, equal to (i) the sum of the Class A-2 Initial Principal Balance and the Class A-3 Initial Principal Balance divided by (ii) the Initial Aggregate Contract Principal Balance minus the Class A-1 Initial Principal Balance, and being approximately 80.5195%.

        Class A Principal Balance: As of any date of determination, the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance and the Class A-3 Principal Balance.

        Class A Principal Payment Amount: (a) With respect to any Payment Date on which all or a portion of the Class A-1 Notes remain outstanding after giving effect to payments on such day, the Monthly Principal Amount, (b) with respect to the Payment Date on which the outstanding principal of the Class A-1 Notes is reduced to $0, the sum of (i) the amount necessary to reduce the outstanding principal of the Class A-1 Notes to $0 and (ii) the amount necessary to reduce the sum of the outstanding principal amount of the Class A-2 Notes and the Class A-3 Notes to the Class A Target Investor Principal Amount or
(c) on any subsequent Payment Date, the amount necessary to reduce the sum of the outstanding principal amount of the Class A-2 Notes and the Class A-3 Notes to the Class A Target Investor Principal Amount.

        Class A Target Investor Principal Amount: With respect to each Payment Date, an amount equal to the product of (i) the Class A Percentage and (ii) the Aggregate Contract Principal Balance as of the related Calculation Date.

        Class A-1 Initial Principal Balance:  $50,929,490.

        Class A-1 Interest Rate:  5.76664% per annum.

        Class A-1 Maturity Date:  September 2000 Payment Date.

        Class A-1 Note Factor: The seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (i) the Class A-1 Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions and allocations to be made on such Payment Date) to (ii) the Class A-1 Initial Principal Balance.

        Class A-1 Noteholder: Person in whose name a Class A-1 Note is registered in the Note Register.

        Class A-1 Note Interest: With respect to any Payment Date, the sum of
(i) the product of (A) the Class A-1 Principal Balance immediately prior to such Payment Date, (B) the actual number of days in the related Interest Accrual Period divided by 360 and (C) the Class A-1 Interest Rate and (ii) the Class A-1 Overdue Interest from the preceding Payment Date; provided that on the first Payment Date, the Class A-1 Interest shall be $163,162.24.

        Class A-1 Notes: The Equipment Receivables Asset-Backed Notes, Series 1999-1, Class A-1 issued by ALRC VIII and ALRC IX.

        Class A-1 Overdue Interest: With respect to any Payment Date, the sum of:

        (i) the excess, if any, of any Class A-1 Note Interest due on such Payment Date over the Class A-1 Note Interest paid on such Payment Date; and

        (ii) the product of (a) the amount of Class A-1 Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date, (b) the actual number of days in the related Interest Accrual Period divided by 360 and (c) the Class A-1 Interest Rate.

        Class A-1 Principal Balance: As of any date of determination, an amount equal to the Class A-1 Initial Principal Balance less any principal payments previously made on the Class A-1 Notes.

        Class A-2 Initial Principal Balance:  $38,500,927.

        Class A-2 Interest Rate:  6.64% per annum.

        Class A-2 Maturity Date:  September 2002 Payment Date.

        Class A-2 Note Factor: The seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (i) the Class A-2 Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions and allocations to be made on such Payment Date) to (ii) the Class A-2 Initial Principal Balance.

        Class A-2 Noteholder: Person in whose name a Class A-2 Note is registered in the Note Register.

        Class A-2 Note Interest: With respect to any Payment Date, the sum of
(i) the product of (A) the Class A-2 Principal Balance immediately prior to such Payment Date and (B) one-twelfth of the Class A-2 Interest Rate and (ii) the Class A-2 Overdue Interest from the preceding Payment Date; provided that on the first Payment Date, the Class A-2 Note Interest shall be $134,924.36.

        Class A-2 Notes: The Equipment Receivables Asset-Backed Notes, Series 1999-1, Class A-2 issued by ALRC VIII and ALRC IX.

        Class A-2 Overdue Interest: With respect to any Payment Date, the sum of:

        (i) the excess, if any, of any Class A-2 Note Interest due on such Payment Date over the Class A-2 Note Interest paid on such Payment Date; and

        (ii) the product of (a) the amount of Class A-2 Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (b) one-twelfth of the Class A-2 Interest Rate.

        Class A-2 Principal Balance: As of any date of determination, an amount equal to the Class A-2 Initial Principal Balance less any principal payments previously made on the Class A-2 Notes.

        Class A-3 Initial Principal Balance:  $9,445,708.

        Class A-3 Interest Rate:  6.90% per annum.

        Class A-3 Maturity Date:  November 2003 Payment Date.

        Class A-3 Note Factor: The seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (i) the Class A-3 Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions and allocations to be made on such Payment Date) to (ii) the Class A-3 Initial Principal Balance.

        Class A-3 Noteholder: Person in whose name a Class A-3 Note is registered in the Note Register.

        Class A-3 Note Interest: With respect to any Payment Date, the sum of
(i) the product of (A) the Class A-3 Principal Balance immediately prior to such Payment Date and (B) one-twelfth of the Class A-3 Interest Rate and (ii) the Class A-3 Overdue Interest from the Preceding Payment Date; provided that on the first Payment Date, the Class A-3 Note Interest shall be $34,398.12.

        Class A-3 Notes: The Equipment Receivables Asset-Backed Notes, Series 1999-1, Class A-3 issued by ALRC VIII and ALRC IX.

        Class A-3 Overdue Interest: With respect to any Payment Date, the sum of:

        (i) the excess, if any, of any Class A-3 Note Interest due on such Payment Date over the Class A-3 Note Interest paid on such Payment Date; and

        (ii) the product of (a) the amount of Class A-3 Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (b) one-twelfth of the Class A-3 Interest Rate.

        Class A-3 Principal Balance: As of any date of determination, an amount equal to the Class A-3 Initial Principal Balance less any principal payments previously made on the Class A-3 Notes.

        Class B Floor: With respect to each Payment Date, (i) 2.875% of the Initial Aggregate Contract Principal Balance, plus (ii) the Cumulative Loss Amount as of such Payment Date, minus (iii) the sum of the amounts on deposit in the Reserve Account and the Residual Account after giving effect to payments and withdrawals on such Payment Date.

        Class B Initial Principal Balance:  $11,599,991.

        Class B Interest Rate:  7.27% per annum.

        Class B Maturity Date:  April 2005 Payment Date.

        Class B Noteholder: The Person in whose name a Class B Note is registered in the Note Register.

        Class B Notes: The Equipment Receivables Asset-Backed Notes, Series 1999-1, Class B issued by ALRC VIII and ALRC IX.

        Class B Note Factor: The seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (i) the Class B Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions and allocations to be made on such Payment Date) to (ii) the Class B Initial Principal Balance.

        Class B Note Interest: With respect to any Payment Date, the sum of (i) the product of (A) the Class B Principal Balance immediately prior to such Payment Date and (B) one-twelfth of the Class B Interest Rate and (ii) the Class B Overdue Interest from the preceding Payment Date; provided that on the first Payment Date, the Class B Note Interest shall be $44,508.52.

        Class B Overdue Interest:  With respect to any Payment Date, the sum of:

        (i) the excess, if any, of any Class B Note Interest due on such Payment Date over the Class B Note Interest paid on such Payment Date; and

        (ii) the product of (a) the amount of Class B Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (b) one-twelfth of the Class B Interest Rate.

        Class B Percentage: A fraction, expressed as a percentage, equal to (i) the Class B Initial Principal Balance divided by (ii) the Initial Aggregate Contact Principal Balance minus the Class A-1 Initial Principal Balance, and being approximately 19.4805%.

        Class B Principal Balance: As of any date, an amount equal to the Class B Initial Principal Balance less any principal payments previously made on the Class B Notes.

        Class B Principal Payment Amount: An amount equal to (a) for any Payment Date on which all or a portion of the Class A-1 Notes remain outstanding after giving effect to payments on such day, $0, and (b) for any subsequent Payment Date, the amount necessary to reduce the aggregate outstanding principal amount of the Class B Notes to the greater of the Class B Target Investor Principal Amount and the Class B Floor.

        Class B Target Investor Principal Amount. With respect to each Payment Date, an amount equal to the product of (i) the Class B Percentage and (b) the Aggregate Contract Principal Balance as of the related Calculation Date.

        Closing Date:  August 26, 1999.

        Collateral Factor: The seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (i) the Aggregate Contract Principal Balance as of the immediately preceding Calculation Date to (ii) the Initial Aggregate Contract Principal Balance.

        Collection Account: The account by that name established and maintained by the Trustee pursuant to subsection 3.01(a) of the Series Supplement.

        Contracts: The Series 1999-1 Contracts as identified on the List of Contracts.

        Contract Principal Balance: As of any date of calculation with respect to a Series 1999-1 Contract, the present value of the Scheduled Payments to become due with respect to such Series 1999-1 Contract on and after such date of calculation (but in any event on or prior to March 31, 2005) (excluding Scheduled Payments previously due and unpaid), discounted monthly at one-twelfth of the Applicable Discount Rate, except that a Defaulted Contract has a Contract Principal Balance of $0. Contracts which have been prepaid or otherwise terminated or released from the Series 1999-1 Trust Estate shall also have a Contract Principal Balance of $0.

        Contribution Agreement: That certain Master Sale and Contribution Agreement, dated as of August 26, 1999, by and among ALRC VIII, ALRC IX and ABS.

        Cumulative Loss Amount: The excess, if any, of (a) the remainder of (i) the Outstanding Principal Balance of the Series 1999-1 Notes minus (ii) the lesser of (A) the Monthly Principal Amount and (B) Available Funds (after the payment of amounts described in subsection 3.04(a)(i) through (iv) hereof) over
(b) the Aggregate Contract Principal Balance as of the related Calculation Date.

        Cumulative Net Loss Percentage: With respect to each Collection Period, the percentage equivalent of a fraction, the numerator of which is the excess of
(x) the aggregate amount of the Contract Principal Balances (calculated as of the date immediately before such Contract become a Defaulted Contract) of all Series 1999-1 Contracts which become Defaulted Contracts during all prior Collection Periods over (y) the aggregate amount of all Recoveries collected by the Servicer with respect to such Collection Periods and the denominator of which is the Initial Aggregate Contract Principal Balance.

        Cut-Off Date: With respect to the Series 1999-1 Contracts, the opening of business on August 1, 1999.

        Defaulted Contract: Any Series 1999-1 Contract (i) that is a Delinquent Contract with respect to which a User is contractually delinquent for 121 days or more (without regard to any Servicer Advances or the application of any Security Deposit) or (ii) as to which the Servicer has determined in accordance with its customary servicing practices that eventual payment of the remaining Scheduled Payments thereunder is unlikely or (iii) that has been rejected by or on behalf of the User in a bankruptcy proceeding.

        Delinquent Contract: As of any date, a Series 1999-1 Contract as to which a Scheduled Payment, or part thereof, remains unpaid for more than sixty
(60) days from the original due date for such Scheduled Payment.

        Determination Date:  The third Business Day prior to each Payment Date.

        Eligible Contracts: Means, as of the Closing Date or, where indicated, the Cut-Off Date, a Series 1999-1 Contract which:

               (i) (a) is with a User whose billing address is in the United States or its territories and possessions and requires all payments under such Series 1999-1 Contract to be made in United States dollars and (b) is with a User who, if a natural person, is a resident of the United States or its territories and possessions with legal capacity to contract or, if a corporation or other business organization, is organized under the laws of the United States, its territories or any political subdivision thereof and has its chief executive office in the United States or its territories;

               (ii) has not had any of its terms, conditions or provisions modified or waived other than in compliance with the Credit and Collection Policy and has not been restructured at any time when the Series 1999-1 Contract was a Delinquent Contract;

               (iii) the payments arising under the Series 1999-1 Contract constitute an account or general intangible which is evidenced by a Contract that constitutes "chattel paper" within the meaning of Section 9-105(b) of the UCC of all applicable jurisdictions and for which there is only one original of such Series 1999-1 Contract that constitutes "chattel paper" for purposes of the UCC (other than those which are in the form of a loan which may be evidence by a promissory note);

               (iv) does not contravene any applicable federal, state and local laws and regulations thereunder (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and, with respect to which no part of such Series 1999-1 Contract thereto is in violation of any applicable law, rule or regulation;

               (v) satisfies in all material respects all applicable requirements of the Credit and Collection Policy;

               (vi)    is not a Municipal Contract;

               (vii) as of the Cut-Off Date, is not a Delinquent Contract; provided, however, that a Series 1999-1 Contract can be a Delinquent Contract so long as the Contract is not more than ninety (90) days delinquent and so long as the Contract Principal Balance of such Series 1999-1 Contract when added to the Contract Principal Balances of all other Contracts which are more than sixty (60) days delinquent is less than 2% of the Initial Aggregate Contract Principal Balance;

               (viii) as of the Cut-Off Date, the Series 1999-1 Contract is not a Defaulted Contract;

               (ix) (other than a Contract which is a loan in form), (a) contains "hell or high water" provisions requiring the related User to assume all risk of loss or malfunction of the related Equipment, (b) makes the related User absolutely and unconditionally liable for all payments required to be made thereunder, (c) is a triple-net lease and
        (d) is not cancellable at the option of the User;

               (x) as of the Cut-Off Date, when aggregated with the sum of the Contract Principal Balances of all other Series 1999-1 Contracts relating to a single User, shall not be greater than the product of (a) 1% and (b) the Aggregate Contract Principal Balance at that time;

               (xi) creates a valid and enforceable security or ownership interest in favor of the Originator in the related Equipment, if any, which has been perfected for Equipment with an initial balance of more than $25,000;

               (xii)   has only one set of original documentation;

               (xiii) is free and clear of any Adverse Claims, other than the claims arising pursuant to the Master Agreement, this Series 1999-1 Supplement and the Series Related Documents; provided, however, that nothing in this clause (xiii) shall prevent or be deemed to prohibit the Originator from allowing any Adverse Claim for federal, state, municipal or other local taxes to exist upon such Series 1999-1 Contract if such taxes shall not at the time be due and payable or if the Originator shall concurrently be contesting the validity thereof in good faith by appropriate proceedings that have stayed enforcement thereof and shall have set aside on its books adequate reserves with respect thereto;

               (xiv) is in full force and effect in accordance with its terms and contains enforceable provisions such that the right and remedies of the holder thereof shall be adequate for realization against the Equipment, if any, thereunder and of the benefits of any security granted thereunder;

               (xv) does not provide for the substitution, exchange, or addition of any other items of Equipment pursuant to such Contract which would result in any reduction or extension of payments due thereunder;

               (xvi) by its terms is due and payable on or within 84 months of the Closing Date and, in either event, has not had its payment terms extended other than in compliance with the Credit and Collection Policy;

               (xvii) is in substantially the form of one of the standard form contracts that ABS uses (set forth in Exhibit B hereto) or a form reviewed and accepted by ABS;

               (xviii) (a) does not preclude the pledge, transfer or assignment thereof, (b) does not require the consent of the User to the pledge, assignment or transfer thereof, and (c) does not contain a confidentiality provision that purports to restrict the ability of the Trustee to exercise its rights under the Series Related Documents with respect thereto, including, without limitation, its right to review the Series 1999-1 Contract;

               (xix) was originated or purchased by the Originator in the ordinary course of its business, (b) approved and purchased or funded in the ordinary course of the Originator's business and (c) if purchased from a broker or vendor, has been re-underwritten by the

        Originator in the ordinary course of the Originator's business and in compliance with its underwriting policies;

               (xx) either (a) is an account receivable representing all or part of the sales price of merchandise, insurance and/or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, or (b) represents a financial asset that converts to cash within a finite period of time within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended;

               (xxi)   does not require a Balloon Payment;

               (xxii) relates to Equipment which is located in the United States of America, its territories or possessions;

               (xxiii) as of the Cut-Off Date, the Contract Principal Balance of the Contract when aggregated with the Contract Principal Balances of all Contracts acquired by the Originator or its affiliates from the same single broker or vendor, shall not exceed 6% of the Aggregate Contract Principal Balance at that time;

               (xxiv) it is not a consumer lease;

               (xxv)  is not subject to any guaranty by the Originator;

               (xxvi) no adverse selection was used in selecting the Contract for transfer to the Obligors;

               (xxvii) the information with respect to the Contract contained on the List of Contracts delivered to the Trustee is true and correct in all material respects; and

               (xxviii) all filings necessary to evidence the conveyance or transfer of the Contract and security interest in the related Equipment, if any, to one of the Obligors have been made in all appropriate jurisdictions.

        Equipment: The equipment leased to or sold to a User pursuant to any Contract and any security interest in such equipment and the Residual Interest therein or derived therefrom.

        Event of Default:  As defined in Section 4.01 hereof.

        Final Contract Payment: With respect to any Series 1999-1 Contract, any specified amount or minimum specified amount set forth in such Series 1999-1 Contract and required to be paid by the related User at the maturity of such Series 1999-1 Contract.

        Initial Aggregate Contract Principal Balance: The Aggregate Contract Principal Balances on the Closing Date, which is an amount equal to $110,476,118.

        Interest Accrual Period: With respect to any Payment Date, the period commencing on and including the prior Payment Date (or in the case of the first Payment Date, the Closing Date) and ending on and including the day immediately preceding such Payment Date.

        List of Contracts: With respect to the Series 1999-1 Contracts, a printed or electronic list of such Contracts, certified by an Authorized Officer of each of the Obligors.

        Master Agreement: The Master Facility Agreement, dated as of August 26, 1999, among the Servicer, ALRC VIII, ALRC IX and the Trustee.

        Monthly Delinquency Percentage: With respect to any Payment Date, the percentage equivalent of a fraction (a) the numerator of which is the aggregate Contract Balance Remaining of all Contracts which are 31 or more days delinquent, determined as of the related Calculation Date and (b) the denominator of which is the aggregate Contract Balance Remaining as of the related Calculation Date.

        Monthly Principal Amount: With respect to any Payment Date, the excess of (a) the aggregate outstanding principal amount of all Classes of Series 1999-1 Notes as of the immediately preceding Payment Date after giving effect to all principal payments on that day, over (b) the Aggregate Contract Principal Balance as of the related Calculation Date.

        Monthly Residual Receipt Percentage: With respect to any Payment Date, the percentage equivalent of a fraction (a) the numerator of which is the aggregate of the cumulative amount of Residual Receipts collected on all Contracts as to which the Servicer, during the related Collection Period, determined that the full amount of Residual Receipts to be received with respect to the related Equipment has been collected, and (b) the denominator of which is equal to the aggregate Booked Residual Value with respect to such Contracts.

        Monthly Remittance Amount: With respect to any Payment Date, the aggregate amount of Collections received by the Servicer during the prior Collection Period with respect to the Series 1999-1 Trust Estate (other than Collections representing Advance Payments until such Advance Payments are applied as Collections), together with all Servicing Advances paid by the Servicer with respect to such Payment Date.

        Nonrecoverable Advances: With respect to any Delinquent Contract, a Servicer Advance which the Servicer has determined that it will be unable to recover, in whole or in part, with respect to such Delinquent Contract.

        Obligors: Advanta Leasing Receivables Corp. VIII and Advanta Leasing Receivables Corp. IX.

        Obligors' Interest: The Obligors' reversionary rights to the Series 1999-1 Trust Estate and the proceeds thereof, to the extent such proceeds are not needed to make payments on the Series 1999-1 Notes and satisfy other obligations under the Series Related Documents.

        Originator: Advanta Business Services Corp. and its successors and assigns.

        Outstanding Principal Balance: As of any date of determination, the sum of the Class A Principal Balance and the Class B Principal Balance as of such date.

        Payment Date: The 15th day of each month, or, if such day is not a Business Day, the next succeeding Business Day, commencing September 15, 1999.

        Principal Payments: The payments of principal each Class of Series 1999-1 Notes is entitled to receive in accordance with the priorities set forth in Section 3.04 hereof.

        Rating Agencies:  Moody's and Fitch.

        Record Date: With respect to any Payment Date, the close of business on the Business Day preceding such Payment Date; provided, however, that if Definitive Notes are issued, the Record Date shall be the last day of the immediately preceding calendar month.

        Required Reserve Amount: With respect to any Payment Date, an amount equal to the lesser of (i) the greater of 1% of the Initial Aggregate Contract Principal Balance and 5% of the Outstanding Principal Balance of the Series 1999-1 Notes and (ii) the Outstanding Principal Balance of the Series 1999-1 Notes.

        Reserve Account: The account or accounts by that name established and maintained by the Trustee pursuant to Section 3.02 hereof.

        Reserve Account Initial Deposit:  $1,104,761.16.

        Residual Account: The account or accounts by that name established and maintained by the Trustee pursuant to subsection 3.02(b) hereof.

        Residual Event: Means the occurrence of one or more of the following:
(a) the occurrence of an Event of Default; (b) the occurrence of an Event of Servicer Termination; (c) ABS or an Affiliate of ABS is no longer the Servicer;
(d) the Three-Month Residual Receipt Percentage calculated on the related Calculation Date is less than 100%; (e) the Three-Month Delinquency Percentage calculated on the related Calculation Date is greater than 10.50%; or (f) the Cumulative Net Loss Percentage as of any Calculation Date occurring during the following periods exceeds the "Loss Trigger Level Percentage" set forth below:

                                                          Loss Trigger
               Period                                     Level Percentage
               ------                                     ----------------
First Collection Period through 12th Collection
Period thereafter                                             4.0%

13th Collection through 24th
Collection Period thereafter                                  5.5%

25th Collection Period and thereafter                         7.0%

        Notwithstanding the foregoing: (i) the Residual Event referred to in clause (d) may be cured if the Three-Month Residual Receipt Percentage is greater than or equal to 100%, (ii) the Residual Event referenced in clause (e) may be cured if the Three-Month Delinquency Percentage for any Collection Period thereafter is less than or equal to 10.50% and (iii) the Residual Event referenced in cause (f) may be cured if the Cumulative Net Loss Percentage, although it exceeds the "Loss Trigger Level Percentage" in a prior period, is less than or equal to the "Loss Trigger Level Percentage" in a subsequent period.

        Rule 144A Global Note: A global note in fully registered form registered in the name of a nominee of The Depository Trust Company and representing the full amount of the Class B Notes.

        Scheduled Payments: With respect to any Series 1999-1 Contract, the stated periodic payments (exclusive of any amounts in respect of insurance or taxes) set forth in such Series 1999-1 Contract due from the related User.

        Series 1999-1 Accounts: The Collection Account, the Residual Account and the Reserve Account.

        Series 1999-1 Contracts: The Contracts pledged to the Trustee on the Closing Date pursuant to Section 1.02 hereof and listed on the List of Contracts.

        Series 1999-1 Contribution Agreement Supplement: The Contribution Agreement Supplement, dated as of August 26, 1999, and delivered with respect to the Series 1999-1 Trust Estate.

        Series 1999-1 Noteholders: The Class A Noteholders and the Class B Noteholders.

        Series 1999-1 Notes: Collectively, the Class A Notes and the Class B Notes.

        Series 1999-1 Trust Estate: As defined in Section 1.02 hereof.

        Series Related Documents: The Master Agreement, the Series 1999-1 Supplement, the Contribution Agreement, the Series 1999-1 Contribution Agreement Supplement and all amendments and supplement thereto.

        Servicer: The Person performing the duties of the Servicer hereunder, initially Advanta Business Services Corp., a Delaware corporation.

        Servicer Fee Rate:  1% per annum.

        Servicer's Certificate: A written informational statement, substantially in the form of Exhibit A hereto, to be provided by the Servicer in accordance with Section 6.06 of the Master Agreement and signed by a Servicing Officer and furnished to the Trustee and each Rating Agency by the Servicer.

        Servicing Fee: The fee payable to the Servicer on each Payment Date in consideration for the Servicer's performance of its duties pursuant to Article VI of the Master Agreement hereof in an amount equal to the product of (a) one-twelfth of the Servicer Fee Rate and (b) the Aggregate Contract Principal Balance as of the beginning of the previous Collection Period.

        Settlement Date: For the purpose of this Series 1999-1 Supplement, each Payment Date.

        Stated Maturity Date: For any Class, is the maturity date for such Class and which are defined herein as the Class A-1 Maturity Date, Class A-2 Maturity Date, Class A-3 Maturity Date and Class B Maturity Date.

        Statistical Aggregate Contract Principal Balance: The aggregate of the Contract Principal Balances of the related Contracts calculated as of July 1, 1999 using the statistical discount rate of 7.18% all as set forth in the Prospectus related to the Class A Notes.

        Three-Month Delinquency Percentage: With respect to any Payment Date commencing with the third Payment Date, the percentage equivalent of a fraction,
(a) the numerator of which is the sum of the Monthly Delinquency Percentage for such Payment Date and the two immediately preceding Payment Dates and (b) the denominator of which is three.

        Three-Month Residual Receipt Percentage: With respect to any Payment Date commencing with the third Payment Date, the percentage equivalent of a fraction, (a) the numerator of which is the sum of the Monthly Residual Receipt Percentage for such Payment Date and the two immediately preceding Payment Dates and (b) the denominator of which is three.

        Trustee:  Bankers Trust Company, a New York banking corporation.

                                   ARTICLE III

                SERIES ACCOUNTS; DISTRIBUTIONS AND STATEMENTS TO
           SERIES 1999-1 NOTEHOLDERS; SERIES 1999-1 SPECIFIC COVENANTS

        SECTION 3.01 Collection Account.

        (a) The Trustee, for the benefit of the Series 1999-1 Noteholders, shall establish and maintain an account (the "Collection Account") as a segregated trust account in the Corporate

Trust Office, identified as the "Advanta Leasing Receivables Asset-Backed Notes Series 1999-1 Collection Account in trust for the Series 1999-1 Noteholders." The Trustee shall make or permit withdrawals from the Collection Account only as provided in this Series 1999-1 Supplement.

        (b) Except as otherwise provided in this Series 1999-1 Supplement, the Servicer and the Obligors shall deposit to the Collection Account any Collections received by any of them as soon as practicable (and, in any event, within two Business Days) after their respective receipt thereof. Notwithstanding anything else in the Master Agreement or this Series 1999-1 Supplement to the contrary, for so long as Advanta Business Services Corp. or an Affiliate thereof remains the Servicer and (x) maintains a short-term debt rating of A-1 by S&P, P-1 by Moody's and F1 by Fitch (if rated by Fitch) (or such other rating above A-1, P-1 or F1 (if rated by Fitch), as the case may be), or (y) the Servicer has provided to the Trustee a letter of credit covering collection risk of the Servicer, the Servicer and the Obligors need not make the daily deposits of Collections into the Collection Account as provided in the preceding sentence, but the Servicer may make a single deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the date which is the Business Day immediately preceding each Settlement Date following the Collection Period in which the deposits were to have been made into the Collection Account. Notwithstanding anything else in the Master Agreement or this Series 1999-1 Supplement to the contrary, with respect to any Collection Period, whether the Servicer is required to make deposits of Collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit Collections into the Collection Account up to the Monthly Remittance Amount for such Collection Period and (ii) if at any time prior to such Settlement Date, the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account and pay such amount to the Obligors.

        (c) Furthermore, the Servicer is required to deposit Advance Payments received by the Servicer in the Collection Account not later than two Business Days after receipt thereof; provided, however, that the Advance Payment or any portion thereof shall be treated as Collections of Scheduled Payments only in the Collection Period in which such payment is due and owing.

        (d) Notwithstanding the foregoing, the Trustee at the written direction of the Servicer and/or the Servicer may deduct from amounts otherwise specified for deposit to the Collection Account any amounts previously deposited by the Trustee or the Servicer into the Collection but which are (i) subsequently uncollectible as a result of dishonor of the instrument of payment for or on behalf of the User or (ii) later determined to have resulted from mistaken deposits.

        (e) The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 1999-1 Noteholders; provided, however, that the Trustee may conclusively rely on the information and instructions provided by the Servicer in determining the amount of any withdrawals or payments to be made from either such account for the purposes of carrying out the Trustee's duties under the Master Agreement or under this Series 1999-1 Supplement. Neither the Trustee nor the Servicer shall have any right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account for any amount owed to it by the Servicer, the Obligors, the Trustee, or any Series 1999-1 Noteholder.

        (f) On each Payment Date the Trustee shall distribute the Monthly Remittance Amount with respect to such Payment Date as provided in Section 3.04 hereof.

        (g) The Trustee shall deposit all net investment earnings on each Series 1999-1 Account, as collected, on a monthly basis to the Collection Account.

        SECTION 3.02 Reserve Account and Residual Account.

        (a) (i) The Trustee shall establish and maintain an account (the "Reserve Account") as one or more segregated trust accounts in the Corporate Trust Office in the name of "Advanta Equipment Receivables Asset-Backed Notes Series 1999-1 Reserve Account, in trust for the Series 1999-1 Noteholders." The Trustee shall make or permit withdrawals from the Reserve Account only as provided in this Series 1999-1 Supplement.

               (ii) If, based solely on information contained in the Servicer's Certificate delivered on the related Determination Date as specified in
        Section 3.05 hereof:

                  (A) on any Payment Date, (x) the amounts described in clauses
           (a)(iii), (a)(iv), (a)(v), (a)(vi) and (a)(vii) of Section 3.04 hereof exceed the Available Funds (exclusive of any Reserve Account transfers, but inclusive of any Residual Account transfers pursuant to paragraph (b) below) in the Collection Account after taking into account the payment of amounts described in clauses (a)(i) and
           (a)(ii) of Section 3.04 on such Payment Date;

                  (B) then, to the extent of the Available Reserve Amount on deposit in the Reserve Account, the Trustee shall transfer, upon written direction of the Servicer or as provided in the Servicer's Certificate prior to making payments to the Series 1999-1 Noteholders on such Payment Date, from the Reserve Account to the Collection Account such amount as shall be necessary to fund any such shortfall.

               (iii) In the event that after giving effect to all the disbursements required to be made on any Payment Date, the Available Reserve Amount exceeds the Required Reserve Amount, the Trustee shall transfer, not later than the end of business on such Payment Date, an amount equal to such excess to the Obligors, in the proportions set forth in the Servicer's Certificate delivered on the related Determination Date as specified in Section 3.05 hereof, as the holders of the Obligors' Interest.

               (iv) Upon payment in full of the Series 1999-1 Notes, any balance remaining in the Reserve Account, after all obligations to the Noteholders and the Trustee hereunder and under the Master Agreement have been fully satisfied, shall be paid to the Obligors, as holders of the Obligors' Interest.

        (b) (i) The Trustee shall establish and maintain an account (the "Residual Account") as one or more segregated trust accounts in the Trustee's corporate trust department, in the name of "Advanta Leasing Receivables Asset-Backed Notes Series 1999-1 Residual Account, in trust for the Series 1999-1 Noteholders." The Trustee shall make or permit withdrawals from the Residual Account only as provided in this Series 1999-1 Supplement.

               (ii) If, on any Payment Date, a Residual Event of which a Responsible Officer of the Trustee has actual knowledge is in effect (i.e., has occurred and not been cured), the Trustee shall deposit to the Residual Account the amounts described in subsection 3.04(a)(ix).

               (iii) If, based solely on information contained in the Servicer's Certificate delivered on the related Determination Date as specified in
        Section 3.05 hereof:

                  (A) on any Payment Date, (x) the amounts described in clauses
           (a)(iii), (a)(iv), (a)(v), (a)(vi) and (a)(vii) of Section 3.04 hereof exceed (y) the Available Funds (exclusive of any Reserve Account or Residual Account transfers) in the Collection Account after taking into account the payment of amounts described in clauses
           (a)(i) and (a)(ii) of Section 3.04 on such Payment Date;

                  (B) then, to the extent of the Available Residual Amount on deposit in the Residual Account, the Trustee shall transfer, prior to making payments to the Series 1999-1 Noteholders on such Payment Date and prior to making any transfers from the Reserve Account on such Payment Date, from the Residual Account to the Collection Account such amount as shall be necessary to fund any such shortfall.

               (iv) In the event that on any Payment Date the Servicer determines that a Residual Event which has previously occurred has been cured, the Trustee, upon written direction and prior to making any other transfers or disbursements from the Series 1999-1 Accounts on such Payment Date, shall transfer the full amount then on deposit in the Residual Account to the Collection Account.

               (v) Upon payment in full of the Series 1999-1 Notes, any balance remaining in the Residual Account, after all obligations to the Noteholders and the Trustee hereunder and under the Master Agreement have been fully satisfied, shall be paid to ALRC VIII.

        (c) If, on any Payment Date, the aggregate amount on deposit in the Collection Account, Reserve Account and Residual Account is greater than or equal to the sum of (i) the Outstanding Principal Balance, (ii) the accrued and unpaid interest, (iii) the accrued and unpaid Servicing Fee and (iv) the unreimbursed Servicer Advances, the amount on deposit in both the Reserve Account and Residual Account will be deposited in the Collection Account and used to repay in full the Class A and Class B Notes.

        SECTION 3.03 Investment of Monies Held in the Series 1999-1 Accounts; Subaccounts.

        (a) The Servicer shall direct the Trustee in writing to invest the amounts in each Series 1999-1 Account in Eligible Investments that mature or are otherwise available not later than the Business Day immediately preceding the next Payment Date following the investment of such amounts. Eligible Investments shall not be sold or disposed of prior to their maturities. Net investment earnings on amounts held in any Series 1999-1 Account shall be deposited in the Collection Account on a monthly basis. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the failure of the party directing such investment to provide timely written investment direction. The Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction.

        (b) The Trustee and the Servicer may, from time to time and in connection with the administration of each Series 1999-1 Account, establish and maintain with the Trustee one or more additional accounts of any of the Series 1999-1 Accounts, as the Trustee and/or the Servicer may consider useful.

        SECTION 3.04 Flow of Funds.

        (a) On the Payment Date, the Trustee (based solely on information contained in the Servicer's Certificate delivered on the related Determination Date as specified in Section 3.05 hereof) will be required to make the following payments from the Available Funds (including amounts transferred from the Reserve Account and/or the Residual Account on such Payment Date) then on deposit in the Collection Account, in the following order of priority:

               (i) from the Available Funds, to the Servicer, any Nonrecoverable Advances;

               (ii) from the Available Funds then remaining in the Collection Account to the Servicer, the Servicing Fee then due, together with the Ancillary Servicing Income;

               (iii) from the Available Funds then remaining in the Collection Account, to the Class A Noteholders, the Class A Note Interest for the related Interest Accrual Period, pro rata based on interest due with respect to the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes;

               (iv) from the Available Funds then remaining in the Collection Account, to the Class B Noteholders, the Class B Note Interest for the related Interest Accrual Period;

               (v) from Available Funds then remaining in the Collection Account, until the Class A-1 Principal Balance has been reduced to zero, to the Class A-1 Noteholders, the Class A Principal Payment Amount; when the Class A-1 Principal Balance has been reduced to zero, then until the Class A-2 Principal Balance has been reduced to zero, to the Class A-2 Noteholders, the Class A Principal Payment Amount; after the Class A-1 Principal Balance and the Class A-2 Principal Balance have been reduced to zero, then until the Class A-3 Principal Balance has been reduced to zero, the Class A-3 Noteholders, the Class A Principal Payment Amount;

               (vi) until the Class B Principal Balance has been reduced to zero, to the Class B Noteholders, from the Available Funds then remaining in the Collection Account, the Class B Principal Payment Amount;

               (vii) if on such date the Class B Floor is greater than the Class B Target Investor Principal Amount, an amount equal to the Additional Principal for such date shall be to the extent thereof, shall be paid sequentially to the Class A-2 Noteholders, Class A-3 Noteholders and Class B Noteholders, in that order, until the principal amount of such Class has been reduced to zero;

               (viii) from the Available Funds then remaining in the Collection Account, to the Reserve Account, the amount needed to increase the amount on deposit in the Reserve Account to the Required Reserve Amount for such Payment Date;

               (ix) upon the occurrence and continuance of a Residual Event, the lesser of (A) the remaining Available Funds and (B) the aggregate amount of Residual Receipts originally included in Available Funds for such Payment Date will be deposited to the Residual Account;

               (x) to the Trustee the amount due to the Trustee for fees and expenses including any conversion costs and then, if during the preceding Collection Period any Contract in the form of a loan is prepaid and the actual amount paid by the User to terminate such agreement is less than the Prepayment Amount for such Contract, the Servicer shall retain the difference between the Prepayment Amount and the actual amount paid by the User in the Collection Account and such amount so retained shall be included in Available Funds in the following Payment Date and then any remaining Available Funds to the Obligors, in the proportions set forth in the Servicer's Certificate delivered on the related Determination Date as specified in Section 3.05 hereof, as the holders of the Obligors' Interest, any remaining Available Funds on deposit in the Collection Account.

        (b) All payments to Series 1999-1 Noteholders shall be made on each Payment Date to each Series 1999-1 Noteholder of record on the related Record Date by check, or, if requested in writing by such Series 1999-1 Noteholder, by wire transfer to the account designated in writing delivered to the Trustee on or prior to the related Determination Date, in immediately available funds, in amounts equal to such Series 1999-1 Noteholder's pro rata share of such payment.

        (c) If funds are deposited into the Collection Account on any Payment Date, pursuant to subsection 3.02(c), such funds will be used on that Payment Date to pay all Series 1999-1 Notes Outstanding.

        SECTION 3.05 Statements to Series 1999-1 Noteholders.

        (a) Provided that the Servicer shall have delivered to the Trustee the Servicer's Certificate on the preceding Determination Date containing all information necessary to enable the Trustee to make all distributions pursuant to Section 3.04 hereof as well as all distributions and transfers pursuant to Sections 3.01 and 3.02 hereof, then on each Payment Date, the Trustee will forward to each Rating Agency, and mail to each Series 1999-1 Noteholder, a statement based solely on such Servicer's Certificate, not later than such Payment Date, setting forth the following information (per $1,000 of Class A-1 Initial Principal Balance, Class A-2 Initial Principal Balance,

Class A-3 Initial Principal Balance and Class B Initial Principal Balance (as the case may be) as to (i) and (ii) below):

               (i) The amount of such payment allocable to the Class A-1 Principal Payment Amount, Class A-2 Principal Payment Amount, Class A-3 Principal Payment Amount or Class B Principal Payment Amount, as applicable;

               (ii) The amount of such payment allocable to such Class A-1 Note Interest, Class A-2 Note Interest, Class A-3 Note Interest or Class B
        Note Interest, as applicable;

               (iii) The aggregate amount of fees and compensation received by the Servicer for the related Collection Period;

               (iv) The aggregate Class A-1 Principal Balance, Class A-2 Principal Balance, Class A-3 Principal Balance and Class B Principal Balance, as applicable, and the Class A-1 Note Factor, Class A-2 Note Factor, Class A-3 Note Factor, or Class B Note Factor, as applicable, after taking into account all distributions made on such Payment Date, the Aggregate Contract Principal Balance and the Collateral Factor;

               (v) The total unreimbursed Servicer Advances with respect to the related Collection Period;

               (vi) The aggregate Contract Principal Balance for all Series 1999-1 Contracts that became Defaulted Contracts during the related Collection Period, calculated immediately prior to the time such Contracts became Defaulted Contracts;

               (vii) The amount on deposit in the Reserve Account and the Residual Account;

               (viii) 31-60, 61-90 and greater than 90 days delinquencies as of the end of the related Collections Period; and

               (ix) Prepayment Amounts received during the related Collection Period;

        provided, however, the Trustee may deliver a copy of the Servicer's Certificate to each Series 1999-1 Noteholder and Rating Agency in satisfaction of the requirement set forth in this Section.

        (b) By January 31 of each calendar year, commencing January 31, 2000, or as otherwise required by applicable law, the Trustee shall, upon written request, furnish to each Person who at any time during the immediately preceding calendar year was a Series 1999-1 Noteholder a statement containing the applicable aggregate amounts of interest and principal paid to such Noteholder for such calendar year or, in the event such Person was a Series 1999-1 Noteholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Series 1999-1 Noteholder's preparation of federal income tax returns. In addition to the foregoing, the Trustee shall make available to Series 1999-1 Noteholders any other information provided to the Trustee or otherwise in the Trustee's possession reasonably requested in writing by Series 1999-1 Noteholders in connection with tax matters, in accordance with the written directions of the Servicer. The obligation of the Trustee set forth in this paragraph shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code.

        (c) The Servicer and the Trustee shall furnish to each Series 1999-1 Noteholder, on written request, such periodic, special or other reports or information not specifically provided for herein, as shall be necessary, reasonable or appropriate with respect to such Series 1999-1 Noteholder and at the expense of such requesting party all such reports or information to be provided by and in accordance with such written applicable instructions and directions as the Series 1999-1 Noteholder may reasonably require and as the Servicer and the Trustee may reasonably be able to produce. A Series 1999-1 Noteholder may, by written notice to the Trustee, waive receipt of any reports. The Trustee's obligation under this subsection 3.05(c) shall only pertain to information provided by the Servicer to the Trustee or otherwise in the Trustee's possession.

        (d) The Trustee shall promptly send to each Series 1999-1 Noteholder and to each Rating Agency in writing:

               (i) Notice of any breach by the Originator, either Obligor or the Servicer of any of their respective representations, warranties and covenants made herein or in the Contribution Agreement;

               (ii) A copy of each Servicer compliance statement delivered to the Trustee pursuant to Section 6.07 of the Master Agreement;

               (iii) A copy of each financial statement delivered to the Trustee pursuant to Section 6.08 of the Master Agreement;

               (iv) Notice of any failure of the Trustee to conform to the eligibility requirements for the Trustee pursuant to Section 11.08 of the Master Agreement;

               (v) Notice of the appointment of any co-trustee or separate trustee pursuant to Section 11.15 of the Master Agreement; and

               (vi) Notice of the occurrence of any Event of Servicer Termination or of any Event of Default;

provided, however, that in each case the Trustee shall only be required to send such notices and other items to the Series 1999-1 Noteholders to the extent that a Responsible Officer of the Trustee has itself received the related information and the Series 1999-1 Noteholders have not already received such notice or other items. The Trustee shall have no obligation to seek to obtain any such information.

        SECTION 3.06 Compliance With Withholding Requirements. Notwithstanding any other provisions of the Master Agreement and this Series 1999-1 Supplement, the Trustee, as paying agent for and on behalf of, and at the written direction of the Servicer, shall comply with all federal withholding requirements respecting payments (or advances thereof) to Series 1999-1 Noteholders as may be applicable to instruments constituting indebtedness for federal income tax purposes. Any amounts so withheld shall be treated as having been paid to the related Series 1999-1 Noteholder for all purposes of this Series 1999-1 Supplement. In no event shall the consent of Series 1999-1 Noteholders be required for any withholding.

        SECTION 3.07 Servicer Advances. No later than one Business Day preceding each Payment Date, the Servicer may, but is not required, to make a Servicer Advance for each Series 1999-1 Contract which is a Delinquent Contract with respect to each overdue Scheduled Payment as of the related Calculation Date in an amount equal to the Scheduled Payments, or portion thereof, which were due but not received during the related Collection Period (and not previously covered by an unreimbursed Servicer Advance). On each Determination Date, the Servicer shall deliver to the Trustee the Servicer's Certificate listing the aggregate amount of Scheduled Payments not received for the immediately prior Collection Period as of the related Calculation Date, together with a listing of which such unpaid Scheduled Payments will not be the subject of a corresponding Servicer Advance. The Servicer shall remit any Servicer Advances to the Collection Account.

        SECTION 3.08 Modifications of Contracts and Purchase of Contracts.

        (a) The Servicer may allow modifications and prepayments of Contracts as provided in Sections 6.01, 6.02 and 6.03 of the Master Agreement.

        (b) The Obligors may, at their option, remove Defaulted Contracts from the Series 1999-1 Trust Estate. The aggregate amount of Defaulted Contracts which the Obligors may remove from the Series 1999-1 Trust Estate shall not, however, exceed 5% of the Initial Aggregate Contract Principal Balance. In determining the amount of a Defaulted Contract which is removed, the amount of such Contract shall be equal to the Contract Principal Balance of such Contract calculated as if it were not a Defaulted Contract.

        (c) The Obligors shall remove from the Series 1999-1 Trust Estate those contracts described in Section 6.15 of the Master Agreement and such removal shall occur as provided in such Section 6.15.

        (d) Upon removal of a Contract from the Series 1999-1 Trust Estate under
(b) or (c) above, the appropriate Obligor shall pay the Prepayment Amount to the Servicer for deposit into the Collection Account.

        SECTION 3.09 Servicer to Act as Custodian.

        (a) The Servicer shall hold and acknowledges that it is holding the Series 1999-1 Contracts hereunder as custodian for the Trustee.

        (b) The Servicer shall promptly report to the Trustee any failure by it to hold the Series 1999-1 Contracts as herein provided and shall promptly take appropriate action to remedy any such failure but only to the extent (i) any such failure is caused by the acts or omissions of the Servicer and (ii) such remedial action is otherwise within its capabilities or control. As custodian, the Servicer shall have and perform the following powers and duties:

                  (1) hold the Series 1999-1 Contracts on behalf of the Trustee for the benefit of the Series 1999-1 Noteholders, maintain accurate records pertaining to each Series 1999-1 Contract to enable it to comply with the terms and conditions of the Master Agreement and this Series 1999-1 Supplement, and maintaining a current inventory thereof;

                  (2) implement or maintain policies and procedures in accordance with the Servicer's normal business practices with respect to persons authorized to have access to the Contract Files and to the handling and custody of the Series 1999-1 Contracts so that the integrity and physical possession of the Series 1999-1 Contracts will be maintained; and

                  (3) attend to all details in connection with maintaining custody of the Series 1999-1 Contracts on behalf of the Trustee on behalf of the Series 1999-1 Noteholders.

        (c) In acting as custodian of the Series 1999-1 Contracts, the Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in such Series 1999-1 Contracts. The Servicer on behalf of the Series 1999-1 Noteholders shall mark conspicuously its master data processing records evidencing each Series 1999-1 Contract with a legend evidencing that all right, title and interest in the Series 1999-1 Contracts has been granted to the Trustee as provided in this Series 1999-1 Supplement.

        (d) The Servicer agrees to maintain the Series 1999-1 Contracts at either its office in Voorhees, New Jersey or at such other location as shall from time to time be identified by prior written notice to the Trustee. Subject to the foregoing, the Servicer may temporarily move individual Series 1999-1 Contracts or any portion thereof without notice as necessary to conduct collection and other servicing activities; provided, however, that the Servicer will take all action necessary to maintain the perfection of the Trustee's interest in the Contracts and the proceeds thereof. It is intended that by the Servicer's agreement pursuant to this Section 3.09, the Trustee shall be deemed to have possession of the Contract Files for purposes of Section 9-305 of the Uniform Commercial Code of the State in which the Contract Files are located.

        (e) In performing its duties under this Section 3.09, the Servicer agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts owned and/or serviced by it, and in any event with no less degree of skill and care than would be exercised by a prudent servicer of such financed items. The Servicer shall promptly report to the Trustee in writing any failure by it to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer further agrees not to assert any legal or beneficial ownership interest in the Contracts or the Contract Files.

                                   ARTICLE IV

                         SERIES 1999-1 EVENTS OF DEFAULT

        SECTION 4.01 Events of Default. Events of Default and Notice thereof.

        The following events constitute "Events of Default":

        (a) default by the Obligors in making payment of any installment of interest on any Series 1999-1 Note when such payment becomes due and payable and continuation of such default for five calendar days;

        (b) the outstanding principal balance of a Class of Series 1999-1 Notes is not reduced to zero by that Class's Stated Maturity Date;

        (c) default in the performance, or breach, by either Obligor of the provisions of its related organizational documents relating to corporate separateness;

        (d) default in the performance, or breach, of any covenant of either Obligor in the Master Agreement, or herein, and continuance of such default or breach for a period of 30 days after the earliest of (i) any officer of either Obligor first acquiring the knowledge thereof, (ii) the Trustee's giving written notice thereof to the applicable Obligor or (iii) the holders of a majority of the then Outstanding Principal Balance giving written notice thereof to the Obligors and the Trustee;

        (e) if any representation or warranty of either Obligor made in the Master Agreement, this Series 1999-1 Supplement or any other writing provided to the Series 1999-1 Noteholders proves to be incorrect in any material respect as of the time when the same has been made; provided, however, that the breach of any representation or warranty made by either Obligor will be deemed to be "material" only if it negatively affects the Series 1999-1 Noteholders, the enforceability of the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes;

        (f) the commencement by or against either or both of the Obligors of a voluntary or involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, or the consent by either or both of the Obligors to the entry of a decree or order for relief in respect of either or both of the Obligors in an involuntary case or proceeding under any applicable federal or state bankruptcy or insolvency case or proceeding against either or both of the Obligors, or the filing by either or both of the Obligors of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession of any substantial part of the property of either or both of the Obligors by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of either or both of the Obligors, or the making by either or both of the Obligors of an assignment for the benefit of creditors, or the failure by either or both of the Obligors to pay their debts generally as they become due, or the taking of corporate action by either or both of the Obligors in furtherance of any such action; or

        (g) either or both of the Obligors becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        The Trustee shall give the Series 1999-1 Noteholders notice of all uncured defaults actually known to a Responsible Officer of the Trustee or of which the Trustee has received written notice.

        The Obligors shall furnish to the Trustee, annually before January 31st of each year, commencing in 2000, a statement of certain officers of the Obligors to the effect that to the best of their knowledge the Obligors is not in default in the performance and observance of the terms of the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes or, if the Obligors are in default, specifying such default.

        SECTION 4.02 Acceleration of Maturity; Rescission and Annulment.

        (a) If an Event of Default of the kind specified in subsection 4.01(f) occurs, the unpaid principal amount of the Series 1999-1 Notes shall automatically become due and payable at par together with all accrued and unpaid interest thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Obligors. If an Event of Default (other than an Event of Default of the kind described in subsection 4.01(f)) occurs and is continuing, then and in every such case the Trustee may, or if so directed by the holders of Series 1999-1 Notes evidencing 66 2/3% of the then Outstanding Principal Balance, shall declare the unpaid principal amount of all the Series 1999-1 Notes to be due and payable immediately, by a notice in writing to the Obligors (and to the Trustee if given by Series 1999-1 Noteholders), and upon any such declaration such principal amount shall become immediately due and payable together with all accrued and unpaid interest thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors.

        (b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the holders of Series 1999-1 Notes evidencing 66 2/3% of the then Outstanding Principal Balance, by written notice to the Obligors and the Trustee, may rescind and annul such declaration and its consequences if:

               (i) the Obligors have paid or deposited with the Trustee a sum sufficient to pay:

               (A) all principal on any Class A Notes and Class B Notes which has become due otherwise than by such declaration of acceleration and interest thereon from the date when the same first became due until the date of payment or deposit at the Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate and the Class B Interest Rate, as applicable;

               (B) all interest due with respect to any Class A Notes or Class B Notes and, to the extent that payment of such interest is lawful, interest upon overdue interest from the date when the same first became due until the date of payment or deposit at a rate per annum equal to the Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate, or Class B Interest Rate, as applicable; and

               (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel;

        and

               (ii) all Events of Default, other than the non-payment of the Outstanding Principal Balance which has become due solely by such declaration of acceleration, have been cured or waived.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

        SECTION 4.03 Remedies.

        (a) If an Event of Default occurs and is continuing of which a Responsible Officer has actual knowledge, the Trustee shall immediately give notice to each Series 1999-1 Noteholder and shall solicit the Series 1999-1 Noteholders for advice. The Trustee shall then take such action as the Trustee shall deem appropriate provided that, if the Trustee is directed to take action by the holders of Series 1999-1 Notes evidencing a majority of the then Outstanding Principal Balance the Trustee shall act in accordance with such direction subject to the provisions of Sections 4.12 and 4.16 hereof.

        (b) Following any acceleration of the Series 1999-1 Notes, the Trustee shall, subject to the restrictions imposed under Section 4.16, have all of the rights, powers and remedies with respect to the Series 1999-1 Trust Estate as are available to secured parties under the UCC or other applicable law. Such rights, powers and remedies may be exercised by the Trustee in its own name as trustee of an express trust.

        (c) If an Event of Default specified in subsection 4.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Obligors for the whole amount of principal and interest remaining unpaid.

        (d) In exercising its rights and obligations under this Section 4.03, the Trustee may sell the Series 1999-1 Trust Estate only under the circumstances described in Section 4.16 and in accordance with Section 4.16 hereof. Neither the Trustee nor any Series 1999-1 Noteholder shall have any rights against the Obligors other than to enforce the Lien against the Series 1999-1 Trust Estate and to sell the Series 1999-1 Trust Estate.

        SECTION 4.04 Trustee Shall File Proofs of Claim.

        (a) In case of the tendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to the Obligors, the Originator, the Servicer or any other obligor upon the Series 1999-1 Notes or the other obligations secured hereby or relating to the property of the Obligors, the Originator, the Servicer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Series 1999-1 Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Obligors, the Originator or the Servicer for the payment of overdue principal or interest or any such other obligation) shall by intervention in such proceeding or otherwise,

               (i) file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Series 1999-1 Notes and any other obligation secured hereby and file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Series 1999-1 Noteholders allowed in such judicial proceeding, and

               (ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Series 1999-1 Noteholder to make such payments to the Trustee, as administrative expenses associated with any such proceeding and, in the event that the Trustee shall consent to the making of such payments directly to the Series 1999-1 Noteholders to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee.

        (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Series 1999-1 Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Series 1999-1 Notes or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Series 1999-1 Noteholder in any such proceeding.

        SECTION 4.05 Trustee May Enforce Claims Without Possession of Series 1999-1 Notes. All rights of action and claims under the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes may be prosecuted and enforced by the Trustee without the possession of any of the Series 1999-1 Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Series 1999-1 Notes in respect of which such judgment has been recovered.

        SECTION 4.06 Application of Money Collected. Any money collected by the Trustee pursuant to this Article, and any moneys that may then be held or thereafter received by the Trustee shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation of the Series 1999-1 Notes and surrender thereof:

               first to the payment of all fees, costs and expenses including conversion costs due to the Trustee (including the reasonable fees and expenses of any counsel to the Trustee);

               second to the payment of all fees, costs, and expenses due to the Noteholders (including the reasonable fees and expenses of any counsel to the Noteholders);

               third to the payment of all Servicing Fees then due to the Servicer;

               fourth first, pro rata, to the payment of all accrued and unpaid interest on the Class A-1 Principal Balance, Class A-2 Principal Balance and Class A-3 Principal Balance, respectively, to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class A-1 Interest Rate, Class A-2 Interest Rate and the Class A-3 Interest Rate, respectively; second, to the payment of all accrued and unpaid interest on the Class B Principal Balance to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class B Interest Rate; third, to the payment of the Outstanding Principal Balance of the Class A-1 Notes to the date of payment when the balance is reduced to zero; fourth, to the payment to the Class A-2 Notes and Class A-3 Notes pro rata to the date when the balance is reduced to zero and fifth, to the payment of the Outstanding Principal of the Class B Notes to the date of payment when the balance is reduced to zero; provided that the Series 1999-1 Noteholders may allocate such payments for interest and principal at their own discretion, except that no such allocation shall affect the allocation of such amounts or future payments received by any other Series 1999-1 Noteholder; and

               fifth to the Obligors or any other Person legally entitled thereto.

        SECTION 4.07 Limitation on Suits. None of the Series 1999-1 Noteholders shall have any right to institute any proceeding, judicial or otherwise, with respect to the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (i) such Series 1999-1 Noteholder has previously given written notice to the Trustee of a continuing Event of Default;

               (ii) the holders of not less than a majority of the then Outstanding Principal Balance of the Series 1999-1 Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (iii) such Series 1999-1 Noteholder or Series 1999-1 Noteholders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

               (iv) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity failed to institute any such proceeding; and

               (v) so long as any of the Series 1999-1 Notes remain Outstanding, no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the holders of a majority of the then Outstanding Principal Balance of the Series 1999-1 Notes; it being understood and intended that no one or more Series 1999-1 Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes to affect, disturb, or prejudice the rights of any other Series 1999-1 Noteholders, or to obtain or to seek to obtain priority or preference over any other Series 1999-1 Noteholders or to enforce any right under the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes, except in the manner herein provided and for the equal and ratable benefit of all the Series 1999-1 Noteholders. It is further understood and intended that so long as any portion of the Series 1999-1 Notes remains Outstanding, ABS shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Series 1999-1 Notes or for the appointment of a receiver or trustee (including, without limitation, a proceeding under the Bankruptcy Code), or for any other remedy hereunder. Nothing in this Section 4.07 shall be construed as limiting the rights of otherwise qualified Series 1999-1 Noteholders to petition a court for the removal of a Trustee pursuant to Section 11.09 of the Master Agreement.

        SECTION 4.08 Unconditional Right of Series 1999-1 Noteholders to Receive Principal and Interest. Notwithstanding any other provision in the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes other than the provisions hereof limiting the right to recover amounts due on the Series 1999-1 Notes to recoveries from the property of the Series 1999-1 Trust Estate, the holder of any Series 1999-1 Note shall have the absolute and unconditional right to receive payment of the principal of and interest on such Series 1999-1 Note on the related stated maturity date thereof, and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Series 1999-1 Noteholder.

        SECTION 4.09 Restoration of Rights and Remedies. If the Trustee or any Series 1999-1 Noteholder has instituted any proceeding to enforce any right or remedy under the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Series 1999-1 Noteholder, then and in every such case, subject to any determination in such proceeding, the Obligors, the Trustee and the Series 1999-1 Noteholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Series 1999-1 Noteholders continue as though no such proceeding had been instituted.

        SECTION 4.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Series 1999-1 Notes, no right or remedy herein conferred upon or reserved to the Trustee or to the Series 1999-1 Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        SECTION 4.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any holder of any Series 1999-1 Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Series 1999-1 Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Series 1999-1 Noteholders, as the case may be.

        SECTION 4.12 Control by Series 1999-1 Noteholders. The Holders of a majority of the then Outstanding Principal Balance shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Series 1999-1 Notes. Notwithstanding the foregoing:

               (i) no such direction shall be in conflict with any rule of law or with the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes and, in particular, no sale of the Series 1999-1 Trust Estate shall occur except as provided in Section 4.16;

               (ii) the Trustee shall not be required to follow any such direction which the Trustee reasonably believes might result in any personal liability on the part of the Trustee for which the Trustee is not indemnified to its satisfaction; and

               (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with any such direction; provided that the Trustee shall give notice of any such action to each Noteholder.

        SECTION 4.13 Waiver of Events of Default.

        (a) The Holders of a 66-2/3% of the then Outstanding Principal Balance may, by one or more instruments in writing, waive any Event of Default hereunder and its consequences, except a continuing Event of Default:

               (i) in respect of the payment of the principal of or premium or interest on any Series 1999-1 Note (which may only be waived by the holder of such Note); or

               (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Outstanding Series 1999-1 Note affected (which only may be waived by the holders of all Outstanding Series 1999-1 Notes affected).

        (b) A copy of each waiver pursuant to subsection 4.13(a) shall be furnished by the Obligors to the Trustee. Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

        SECTION 4.14 Undertaking for Costs. All parties hereto agree (and each Series 1999-1 Noteholder by its acceptance thereof shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 4.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Series 1999-1 Noteholder, or group of Series 1999-1 Noteholders, holding in the aggregate more than 10% of the then Outstanding Principal Balance of the Series 1999-1 Notes, or to any suit instituted by any Series 1999-1 Noteholder for the enforcement of the payment of the principal of or interest on any Series 1999-1 Note on or after the maturity date for such payments.

        SECTION 4.15 Waiver of Stay or Extension Laws. The Obligors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes, and the Originator (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

        SECTION 4.16 Sale of Series 1999-1 Trust Estate.

        (a) Notwithstanding any other provision of this Series 1999-1 Supplement or the Master Agreement, the Trustee shall not sell the Series 1999-1 Trust Estate following an Event of Default unless (i) the Holders of all the outstanding Notes consent to the sale; (ii) the proceeds of the sale distributable to the Holders of the Notes are sufficient to pay in full the principal and accrued interest on all the outstanding Notes at the date of the sale; or (iii) the Trustee determines that the Series 1999-1 Trust Estate may not continue to provide sufficient funds for the payment of interest and principal on the Notes as such amounts would have become due if the Notes had not been declared due and payable and the Trustee obtains the written consent of the holders of

66-2/3% of principal amount of the each Class of Series 1999-1 Notes Outstanding. In determining the sufficiency or insufficiency with respect to clause (ii) or (iii) of the preceding sentence, the Trustee may, but need not, obtain and conclusively rely upon an opinion of an investment banking or accounting firm of national reputation as to the feasibility of such proposed action and the sufficiency of the Series 1999-1 Trust Estate for such purpose. In no event shall the Trustee be liable for making any such determination or in relying upon any such opinion.

        (b) If the conditions set forth in (a) above are met with respect to the sale of the Series 1999-1 Trust Estate, the power to effect such sale of any portion of the Series 1999-1 Trust Estate shall not be exhausted by any one or more sales as to any portion of the Series 1999-1 Trust Estate remaining unsold, but shall continue unimpaired until the entire Series 1999-1 Trust Estate shall have been sold or all amounts payable on the Series 1999-1 Notes shall have been paid. The Trustee may from time to time, upon written directions in accordance with Section 4.12, postpone any public sale by public announcement made at the time and place of such sale. For any public sale of the Series 1999-1 Trust Estate, the Trustee shall have provided each Series 1999-1 Noteholder with notice of such sale at least two weeks in advance of such sale which notice shall specify the date, time and location of such sale.

        (c) To the extent permitted by applicable law and if the Trustee is permitted to sell the Series 1999-1 Trust Estate pursuant to subsection (a) above, the Trustee shall nevertheless not sell the Series 1999-1 Trust Estate, or any portion thereof in a private sale unless:

               (i) the holders of 66-2/3% of the principal amount of each Class of Series 1999-1 Notes Outstanding consent to or direct the Trustee in writing to conduct such a private sale; or

               (ii) the proceeds of such sale would be not less than the sum of all amounts due to the Trustee hereunder and the entire Outstanding Principal Balance and interest due or to become due thereon on the Payment Date next succeeding the date of such sale.

The foregoing provisions shall not preclude or limit the ability of the Trustee to purchase all or any portion of the Series 1999-1 Trust Estate at a private sale provided the requirements of subsection (a) above are first satisfied.

        (d) In connection with a sale of all or any portion of the Series 1999-1 Trust Estate:

               (i) any one or more Series 1999-1 Noteholders may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, and possess and dispose of such property, without further accountability, and any Series 1999-1 Noteholder may, in paying the purchase money therefore, deliver in lieu of cash any Outstanding Series 1999-1 Notes or claims for interest thereon for credit in the amount that shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Series 1999-1 Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Series 1999-1 Noteholders after being appropriately stamped to show such partial payment;

               (ii) the Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Series 1999-1 Trust Estate in connection with a sale thereof;

               (iii) the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Originator to transfer and convey its interest in any portion of the Series 1999-1 Trust Estate in connection with a sale thereof, and to take all action necessary to effect such sale; and

               (iv) no purchaser or transferee at such a sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

        (e) The method, manner, time, place and terms of any sale of all or any portion of the Series 1999-1 Trust Estate shall be commercially reasonable.

                                    ARTICLE V

                            PREPAYMENT AND REDEMPTION

        SECTION 5.01 Optional "Clean-up Call" Redemption of Series 1999-1 Notes. On any Payment Date following any Calculation Date as of which the Aggregate Contract Principal Balance is less than ten percent (10%) of the Initial Aggregate Contract Principal Balance, the Servicer shall have the option to cause the redemption of the Series 1999-1 Notes by depositing with the Trustee the sum of (i) the Class A Principal Balance and the Class B Principal Balance as of such Payment Date (after giving effect to the payment of any principal on such Payment Date) and (ii) the Class A Note Interest and Class B Note Interest due on such Payment Date. Upon receipt of such amounts and all amounts then owed to the Trustee, the Trustee shall (x) make the final payment in full of the Outstanding Principal Balance and all accrued and unpaid interest to the Series 1999-1 Noteholders and (y) release any remaining Series 1999-1 Trust Estate to the Obligors, as the holder of the Residual Interest.

        SECTION 5.02 Class B Special Redemption. The Class B Notes may be redeemed ("Class B Special Redemption") on any Payment Date at the option of the Obligors at a price equal to the sum of (i) the then Class B Principal Balance, accrued and unpaid interest thereon and (ii) the Class B Special Redemption Premium.

        The Class B Special Redemption Premium will equal the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the aggregate outstanding principal balance of the Class B Notes at the Class B Interest Rate during the period beginning on and including the Payment Date on which such Class B Special Redemption Premium is required to be paid to the Class B Noteholders to but excluding the Class B Maturity Date, over (ii) the amount of interest that would have accrued on the aggregate outstanding Class B Principal Balance over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Payment Date of a United States Treasury security, which is trading in the public securities market, maturing on a date closest to the date equal to the remaining average life of the Class B Notes minus 0.5%. Such excess shall be discounted to the present value to such Payment Date at the applicable yield described in clause (ii) above. For purposes of this paragraph only, (i) the Class B Principal Balance upon which interest will be deemed to accrue, and
(ii) the average weighted life of the Class B Notes, shall be determined based upon the amortization of the Aggregate Contract Principal Balance remaining at such Payment Date at a rate of 6.0% conditional payment rate and no losses.

        If the Class B Notes are redeemed pursuant to a Class B Special Redemption, the Class B Notes will be deemed to have been repurchased by the Obligors. In such an event, the Obligors will be entitled to receive payments of principal and interest on the Class B Notes, and the Class B Principal Balance will thereafter continue to amortize as provided in this Series 1999-1 Supplement.

        SECTION 5.03 Notice of Redemption and Disposition of Funds.

        (a) Written notice of any redemption pursuant to Section 5.01 shall be given to the Trustee by the Obligors not later than ten (10) Business Days prior to the date that the Trustee is required to give notice to the Noteholders and then, promptly by the Trustee, by letter to Noteholders and to each Rating Agency mailed not earlier than the 10th day and not later than the 30th day of the month immediately preceding the month of such final Payment Date specifying
(i) the Payment Date upon which final payment of the Series 1999-1 Notes so called for redemption will be made, (ii) the scheduled amount of any such final payment, (iii) that interest shall cease to accrue on the Series 1999-1 Notes so called for redemption on such final Payment Date and (iv) at the option of the Trustee, the address for presentation of the Series 1999-1 Notes so called for redemption for final payment. On such final Payment Date, the Trustee shall cause to be distributed to the Series 1999-1 Noteholders so called for redemption an amount equal to the amount deposited by the Obligors pursuant to
Section 5.01, as applicable. After such Payment Date, interest on the Series 1999-1 Notes so redeemed shall cease to accrue. Each Series 1999-1 Noteholder shall use reasonable efforts to present its redeemed Series 1999-1 Note to the Trustee at the office, if any, specified in the notice described in clause (iv) of this paragraph (a), or in any similar written notice, within sixty (60) days of such Series 1999-1 Noteholder's receipt of the final payment of its Series 1999-1 Note. Each Noteholder shall indemnify the Trustee and its officers, directors, agents and employees for any damages suffered by the Trustee or any such officer, director, agent or employee of the Trustee as a result of the Noteholder's failure to present its Series 1999-1 Note on or after the final Payment Date thereof.

        (b) Written notice of any redemption of the Class B Notes pursuant to
Section 5.02 shall be given to the Trustee by the Obligors not later than ten
(10) Business Days prior to the date that the Trustee is required to give notice to the Noteholders, and then, promptly by the Trustee, by letter to the Class B Noteholders mailed not earlier than the 10th day and not later than the 30th day of the month immediately preceding the month of such redemption specifying (i) the Payment Date upon which the redemption of the Class B Notes will occur, (ii) the scheduled amount of such redemption, (iii) that with respect to the then holders of the Class B Notes, interest shall cease to accrue on the Class B Notes so called for redemption and (iv) at the option of the Trustee, the address for presentation of the Class B Notes so called for redemption for final payment. On such final Payment Date, the Trustee shall cause to be distributed to the holders of the Class B

Notes so called for redemption an amount equal to the amount deposited by the Obligors for such purpose. After such Payment Date, interest on the Class B Notes so redeemed shall accrue to the benefit of the Obligors. Each Class B Noteholder with respect to Class B Notes which have been called for redemption shall use reasonable efforts to present its redeemed Class B Notes to the Trustee at the office, if any, specified in the notice described in clause (iv) of this paragraph (b), or in any similar written notice, within sixty (60) days of such Class B Noteholder's receipt of the final payment of its Class B Note. Each Noteholder shall indemnify the Trustee and its officers, directors, agents and employees for any damages suffered by the Trustee or any such officer, director, agent or employee of the Trustee as a result of the Noteholder's failure to present its Class B Note on or after the stated redemption date therefor.

        (c) In the event that any amount due to any Series 1999-1 Noteholder remains unclaimed after the final Payment Date or redemption date, the Servicer shall, at its expense, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed. If, within the period then specified in the escheat laws of the State of New York after such publication, such amount remains unclaimed, the Obligors shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and, the Series 1999-1 Noteholders shall look to the Obligors for payment.

                                   ARTICLE VI

                     MATTERS RELATING TO THE CLASS B NOTES.

        SECTION 6.01. Transfer Restrictions.

        Other than the initial purchase occurring on the Closing Date, neither the Class B Notes nor any interest therein may be offered or sold except to a Person whom the transferor of the Class B Notes or an interest therein reasonably believes is a Qualified Institutional Buyer ("QIB") purchasing for its own account in accordance with Rule 144A under the Securities Act. Prospective investors in the Class B Notes are hereby notified that transferors of the Class B Notes are relying on the exemption from the provisions of the Securities Act provided by Rule 144A. Each Class B Noteholder and each beneficial owner of Class B Notes, by its acceptance thereof or of such beneficial interest, will be deemed to have represented and agreed as follows:
(i) such Holder or owner understands that the Class B Notes may be resold only to QIBs pursuant to Rule 144A and that the Class B Notes will be available only as beneficial interests in the Rule 144A Global Note; (ii) such Holder or owners understands that the Class B Notes are restricted securities and have not been and will not be registered under the Securities Act or any state or other applicable securities law and that the Class B Notes, or any interest or participation therein, may not be offered, sold, pledged or otherwise transferred unless registered pursuant to, or exempt from registration under, the Securities Act and any other applicable securities law; (iii) such Holder or owner acknowledges that none of the initial investors has made any representation to it with respect to the offering or sale of any Class B Notes, other than the information contained in the Class B Private Placement Memorandum (including the exhibit attached thereto) which has been delivered to it and upon which it is relying in making its investment decision with respect to the Class B Notes; (iv) it has had access to such financial and other information concerning the Class B Notes as it has deemed necessary in connection with its decision to purchase the Class B Notes;
(v) such Holder or owner acknowledges that the Class B Notes will bear a legend as set forth in the form of Class B Note attached as Exhibit C hereto; (vi) if it is acquiring any Class B Note, or any interest or participation therein, as a fiduciary or agent for one or more investor accounts, such Holder or owner represents that it has sole investment discretion with respect to such account and that it has full power to make the acknowledgments, representations and agreements contained herein on behalf of each such account; (vii) such Holder or owner (1) is a QIB, (2) is aware that the sale to it is being made in reliance on Rule 144A and if it is acquiring such Class B Notes or any interest or participation therein for the account of another QIB, such other QIB is aware that the sale is being made in reliance on Rule 144A and (3) is acquiring such Class B Notes or any interest or participation therein for its own account or for the account of a QIB; (viii) such Holder or owner is purchasing the Class B Notes for its own account, or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Class B Notes, or any interest or participation therein, as provided herein and in the Master Agreement; (ix) such Holder or owner agrees that if in the future it should offer, sell or otherwise transfer such Class B Note or any interest or participation therein, it will do so only (A) to the Obligors, or (B) pursuant to Rule 144A to a person whom it reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, purchasing for its own account or for the account of a QIB, whom it has informed that such offer, sale or other transfer is being made in reliance on Rule 144A, (x) such Holder or owner acknowledges that the Class B Notes will be represented by a Rule 144A Global Note and that transfers thereof or any interest or participation therein are restricted; and (xi) such Holder or owner acknowledges that the Obligors and the Originator, and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Obligors and the Originator.

        SECTION 6.02. Rule 144A Information. In order to preserve the exemption for resales and other transfers under Rule 144A under the Securities Act, the Obligors shall provide to any Class B Noteholder and any prospective purchaser or transferee designated by a Class B Noteholder, upon request of the Class B Noteholder or prospective purchaser or transferee, the information required by Rule 144A to enable resales of such Class B Notes to be made pursuant to Rule 144A.

        SECTION 6.03. Investor Letters. In the event the Class B Notes are at any time available as Definitive Notes, it shall be a condition to the transfer of any Class B Definitive Note that there be delivered to the Trustee a letter from the proposed transferee of any such Class B Notes in substantially the form and substance set forth as Exhibit D to this Series Supplement.

                                   ARTICLE VII

                                  MISCELLANEOUS

        SECTION 7.01 Ratification of Master Agreement. As supplemented by this Series 1999-1 Supplement, the Master Agreement is in all respects ratified and confirmed and the Master Agreement, as so supplemented by this Series 1999-1 Supplement shall be read, taken and construed as one and the same instrument.

        SECTION 7.02 Counterparts. This Series 1999-1 Supplement may be executed in one or more counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

        SECTION 7.03 GOVERNING LAW. THIS SERIES 1999-1 SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT TAKING INTO ACCOUNT THE CONFLICT OF LAWS PRINCIPLES OF ANY JURISDICTION.

        SECTION 7.04 Amendments and Waivers.

        (a) Notwithstanding anything contained in the Master Agreement to the contrary, no term or condition of this Series 1999-1 Supplement shall be amended, modified, waived or terminated except in compliance with the terms of
Section 13.01 of the Master Agreement and assuming that such amendment, modification, waiver or termination were to be accomplished through a Master Agreement Supplement executed in accordance with Section 13.01 of the Master Agreement.

        (b) No waiver with respect to any term or condition of the Master Agreement or this Series 1999-1 Supplement shall extend to any subsequent or other event, circumstance or default or impair any right consequent thereon except to the extent expressly so waived.

        SECTION 7.05 Non-petition Clause. Notwithstanding anything contained in
Section 4.07 hereof, or elsewhere herein, the Trustee hereby, and each Series 1999-1 Noteholder, by its acceptance of the Series 1999-1 Note, shall be deemed to have agreed that, prior to the date which is one year and one day after the termination of the Master Agreement, such Person shall not acquiesce, petition or otherwise invoke or cause either Obligor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against such Obligor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of or for such Obligor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of such Obligor; provided, however, that nothing herein shall prohibit the Trustee from filing a proof of claim or otherwise participating in any proceedings instituted by any other person.

        SECTION 7.06 Officer's Certificate and Opinion of Counsel as to Conditions Precedent. Upon any request or application by the Obligors or the Servicer to the Trustee to take any action under the Master Agreement or this Series 1999-1 Supplement, the Obligors or the Servicer, as the case may be, shall furnish to the Trustee:

        (a) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in the Master Agreement or this Series 1999-1 Supplement relating to the proposed action have been complied with; and

        (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

        Each Officer's Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in the Master Agreement or this Series 1999-1 Supplement shall include:

        (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

        (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

        SECTION 7.07 Restriction on Further Indebtedness. Neither Obligor shall issue any indebtedness, including any new Series of Notes, or execute and deliver any guaranties, unless the Obligors shall have previously received confirmation of the ratings then assigned to the Series 1999-1 Notes by each of Moody's and Fitch.

        SECTION 7.08 Special Covenants and Acknowledgements.

        (a) With respect to the Series 1999-1 Notes, each Obligor does hereby represent and warrant, as of the Closing Date:

               (i) "Pledged Property." The Pledged Property for Series 1999-1 is the Series Trust Estate.

               (ii) "Series Controlling Party." The parties hereto acknowledge that the Trustee is the "Series Controlling Party" with respect to the Series 1999-1 Notes for purposes of the Master Agreement.

               (iii) "Support Defaults." There are no "Support Default" events with respect to the Series 1999-1 Notes.

               (iv) "Series Trustee Secured Obligations." The "Series Trustee Secured Obligations" and the "Series Secured Obligations" with respect to the Series 1999-1 Notes shall mean, collectively (x) any amounts due to the Series 1999-1 Noteholders hereunder, and (y) any fees and expenses due to the Trustee with respect to the Series 1999-1 Notes.

               (v) "Series Secured Parties." The "Series Secured Parties" with respect to the Series 1999-1 Notes are the Trustee and the Series 1999-1 Noteholders.

               (vi) "Original Servicer Fee Rate." The "Original Servicer Fee Rate" with respect to the Series 1999-1 Notes is the Servicing Fee.

               (vii) "Original Issue Date." The "Original Issue Date" with respect to the Series 1999-1 Notes is August 26, 1999.

        (b) Notwithstanding the provisions of Section 3.02 of the Master Agreement, with respect to any interest which the Obligors may have in the Equipment, the Obligors shall be obligated to perfect such interest only with respect to contracts which in the aggregate represent not less than 85% of the Statistical Aggregate Contract Principal Balance.

        SECTION 7.09 Actions Taken by the Series Controlling Party. With respect to Series 1999-1 the Series Controlling Party is the Trustee. With respect to Series 1999-1, the Series Controlling Party shall (i) give its consent, as provided in Section 3.04 and Section 6.03 of the Master Agreement, (ii) waive any past Default or Event of Default as provided in Section 10.09 of the Master Agreement and (iii) give the direction to be provided in Section 14.04 of the Master Agreement as follows:

        (i)    With respect to any consent to be given under Section 3.04 or
               6.03 of the Master Agreement, the Trustee shall give such consent only with the consent of the holders of a majority in principal amount of the Series 1999-1 Notes Outstanding.

        (ii) With respect to the waiver of any past Default or Event of Default as provided in Section 10.09 of the Master Agreement, the Trustee, as Series Controlling Party shall consent to the waiver of any past Default or Event of Default only upon the satisfaction of the conditions to the waiver of an Event of Default as provided in Section 4.13 of this Series 1999-1 Supplement.

        (iii) With respect to the direction to be provided in Section 14.04 of the Master Agreement, subject to Section 4.16 of this Series Supplement (if an Event of Default has occurred and is continuing and a Responsible Officer of the Trustee has actual knowledge of such Event of Default), the Trustee shall give such direction if it has been directed to do so in writing by the holders of a majority in principal amount of the Series 1999-1 Notes Outstanding.

        IN WITNESS WHEREOF, the Obligors, ABS, in its individual capacity, as Originator and as the Servicer and the Trustee have caused this Series 1999-1 Supplement to be fully executed by their respective officers as of the day and year first above written.

                                 ADVANTA BUSINESS SERVICES CORP.,
                                 in its individual capacity and as Servicer and Originator

                                     By: /s/ MARK SHAPIRO
                                        -------------------------------
                                     Name:  Mark Shapiro
                                     Title: Assistant Treasurer

                                 ADVANTA LEASING RECEIVABLES CORP. VIII,
                                 as an Obligor

                                     By: /s/ MARK SHAPIRO
                                        -------------------------------
                                     Name:  Mark Shapiro
                                     Title: Treasurer


                                 ADVANTA LEASING RECEIVABLES CORP. IX,
                                 as an Obligor

                                     By: /s/ MARK SHAPIRO
                                        -------------------------------
                                     Name:  Mark Shapiro
                                     Title: Treasurer

                                 BANKERS TRUST COMPANY,
                                 not in its individual capacity,
                                 but solely as Trustee

                                     By: /s/ MARK SHAPIRO
                                        -------------------------------
                                     Name:  Mark Shapiro
                                     Title: Assistant Vice President

                           EXHIBIT C -- FORM OF NOTES

                                 CLASS A-1 NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE SERIES OBLIGORS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE ON THE PAYMENT DATES AND IN THE AMOUNTS DESCRIBED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF AND MAY BE ASCERTAINED ONLY BY OBTAINING A WRITTEN CONFIRMATION THEREOF FROM THE TRUSTEE NAMED HEREIN OR ITS SUCCESSOR.

         ADVANTA EQUIPMENT RECEIVABLES ASSET-BACKED NOTES, SERIES 1999-1
                             5.76664% NOTE CLASS A-1

       Issued under the terms of a Master Facility Agreement dated August 26, 1999 (the "Master Agreement") among Advanta Business Services Corp. ("Advanta"), as Servicer, and Advanta Leasing Receivables Corp. VIII ("ALRC VIII"), Advanta Leasing Receivables Corp. IX ("ALRC IX") and Bankers Trust Company, as Trustee (the "Trustee"), and the Series 1999-1 Supplement thereto also dated August 26, 1999 (the "Series 1999-1 Supplement") also among Advanta, ALCR VIII, ALRC IX and the Trustee (the Master Agreement together with the Series 1999-1 Supplement are, herein, the "Agreement"). This Class A-1 Note is secured by the Series 1999-1 Trust Estate (as defined herein), which includes, but is not limited to, a pool of equipment leases and loans and other property appurtenant thereto pledged to the Trustee by ALRC VIII and ALRC IX.

       Principal in respect of this Class A-1 Note is payable monthly as set forth herein and the Agreement.

       This Class A-1 Note does not represent any interest in or obligation of Advanta or any Affiliate of Advanta, other than the Series Obligors. Neither the Class A-1 Notes nor the Contracts are insured by any governmental agency.

CUSIP:  00759RAA1

                                                                       Class A-1
Note                          $50,929,490 Class A-1                   Percentage
No. A-1-1                     Initial Principal Balance           Interest: 100%

       ALRC VIII and ALRC IX (each, a "Series Obligor" and, together, the "Series Obligors"), for value received, hereby promise to pay to CEDE & CO. the principal sum of Fifty Million Nine Hundred Twenty-Nine Thousand Four Hundred Ninety Dollars ($50,929,490) in monthly installments and to pay interest monthly in arrears on the unpaid portion of said principal sum (and, to the extent that the payment of such interest shall be legally enforceable, on any overdue installment of interest on this Note) on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Payment Date"), commencing on September 15, 1999, for the period commencing on and including the immediately preceding Payment Date (or commencing on the Closing Date with respect to the initial Payment Date) and ending on and including the day immediately preceding such Payment Date, until such unpaid principal is fully paid, at a rate per annum equal to 5.76664% (the "Class A-1 Interest Rate"); provided, however, that interest on any amount of principal or interest that is not timely paid when due shall accrue interest until paid at the Class A-1 Interest Rate. The Series Obligors hereby agree to pay to such registered holder its pro rata share of the amounts which all Class A-1 Noteholders are entitled to receive, as hereinafter set forth in this Class A-1 Note and as more fully set forth in the Agreement, at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Agreement.

       This Class A-1 Note is one of the duly authorized Class A-1 Notes designated as "5.76664% Equipment Receivables Asset-Backed Notes, Series 1999-1, Class A-1" (the "Class A-1 Notes"). This Class A-1 Note is issued under and is subject to the terms, provisions and conditions of the Agreement, to which the holders of the Class A Notes (the "Class A Noteholders"), by virtue of their acceptance hereof, assents and by which the Class A Noteholders are bound. To the extent not otherwise defined herein, capitalized terms used herein have the meanings assigned in the Agreement.

       Each Series Obligor has pledged to the Trustee and has granted a security interest to the Trustee for the benefit of the Class A Noteholders and the holders of the Class B Notes (collectively, the "Series 1999-1 Noteholders"), and the Trustee has accepted the pledge of and grant of a security interest in, all of such Series Obligor's now owned and existing and hereafter acquired or arising right, title and interest, if any, in, to and under all accounts, general intangibles, instruments, chattel paper, documents, money, letters of credit, advices of credit, deposit accounts, certificates of deposit, investment property, goods and other property consisting of, arising from or related to any of the following: (1) each and every Contract now or hereafter listed as a Series 1999-1 Contract on the List of Contracts delivered to the Trustee together with all amounts due or to become due under such Series 1999-1 Contracts, (2) all Collections and Related Security associated therewith, (3) all balances, instruments, monies, securities, investment property or other property received or held from time to time in the Collection Account, the Reserve Account and the Residual Account, (4) the Contribution Agreement and the Series 1999-1 Contribution Agreement Supplement and all of its rights to enforce the provisions of, and to benefit from the representations, warranties and covenants made in, the Contribution Agreement and the Series 1999-1 Contribution Agreement Supplement, (5) the Equipment associated with the Series 1999-1 Contracts and the Residual Interest therein and (6) all proceeds of each of the foregoing, but excluding any obligations of the Series Obligors under the Contribution Agreement and the Series 1999-1 Contribution Agreement Supplement and excluding any Servicing Charges, taxes, Initial Unpaid Amounts and Security Deposits, all in accordance with, and for the purposes set forth in, this Series 1999-1 Supplement (such property, the "Series 1999-1 Trust Estate").

       This Class A-1 Note does not purport to summarize the Agreement and reference and direction is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Series Obligors. Copies of the Agreement and all amendments thereto will be provided to any Class A-1 Noteholder, at its expense, upon a written request to the Servicer: Advanta Business Services Corp., 1020 Laurel Oak Road, Voorhees, New Jersey 08043-1228;
Attention: Treasurer.

       The Holder hereof, by its acceptance of this Class A-1 Note, agrees to look solely to the funds in the Series 1999-1 Accounts to the extent available for payment to the Holder hereof as provided in the Agreement for payment hereunder and agrees that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Class A-1 Note or the Agreement.

       The Class A-1 Notes are limited in right of payment to certain collections and recoveries respecting the Contracts, all as more specifically set forth in the Agreement. Pursuant to the Agreement, the Trustee shall, in addition to the Class A-1 Notes, authenticate Class A-2 Notes and Class A-3 Notes (collectively with the Class A-1 Notes, the "Class A Notes") and Class B Notes (the "Class B Notes"). PAYMENTS OF INTEREST WITH RESPECT TO EACH CLASS OF CLASS A NOTES ARE PAYABLE ON EACH PAYMENT DATE PRO RATA ON THE BASIS OF INTEREST THEN DUE ON THE VARIOUS CLASSES OF CLASS A NOTES AND THE RIGHT TO RECEIVE PAYMENTS OF PRINCIPAL WITH RESPECT TO EACH CLASS OF CLASS A NOTES IS ON A SEQUENTIAL-PAY BASIS WHEREBY PRINCIPAL IS APPLIED TO REDUCE THE NOTE PRINCIPAL BALANCE OF THE CLASS A NOTES THEN OUTSTANDING AND HAVING THE LOWEST NUMERICAL DESIGNATION (E.G., FIRST TO THE CLASS A-1 NOTES) TO ZERO BEFORE ANY PRINCIPAL PAYMENT IS MADE TO THE NEXT CLASS. THE RIGHT TO RECEIVE INTEREST PAYMENTS WITH RESPECT TO THE CLASS B NOTES IS SUBORDINATE TO THE PAYMENT OF INTEREST DUE AND PAYABLE ON THE CLASS A NOTES ON EACH PAYMENT DATE AND THE RIGHT TO RECEIVE ANY PRINCIPAL PAYMENTS ON THE CLASS B NOTES IS SUBORDINATE TO THE PAYMENT IN FULL OF PRINCIPAL ON THE CLASS A-1 NOTES AND AFTER THE CLASS A-1 NOTES HAVE BEEN PAID IN FULL, MONTHLY PAYMENTS OF PRINCIPAL ON THE CLASS B NOTES ARE SUBORDINATE TO THE PAYMENT OF PRINCIPAL AS PROVIDED IN THE AGREEMENT ON THE CLASS A NOTES. NO PRINCIPAL PAYMENTS WILL BE MADE IN RESPECT OF THE CLASS B NOTES UNTIL THE FINAL PRINCIPAL PAYMENT HAS BEEN MADE TO THE CLASS A-1 NOTEHOLDERS.

       The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Series Obligors, the Servicer and the Trustee and the rights of the Class A-1 Noteholders under the Agreement at any time by the Servicer, the Series Obligors and the Trustee without, in certain cases, the consent of the Series 1999-1 Noteholders, as more particularly described in the Agreement. Any such consent by the Holder of this Class A-1 Note shall be conclusive and binding on such Holder and upon all future Holders of this Class A-1 Note and of any Class A-1
Note issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class A-1 Note.

       Unless earlier declared, or they otherwise become, due and payable by reason of an Event of Default, the Notes are payable only at the time and in the manner provided in the Agreement and are not redeemable or prepayable before such time except that the Series Obligors will have the option, subject to certain conditions set forth in the Agreement, to cause early retirement of the Notes as of any Payment Date following the date on which the Aggregate Contract Principal Balance is less than 10.00% of the Initial Aggregate Contract Principal Balance. In the event of such redemption, the entire Class A Outstanding Principal Balance and Class B Outstanding Principal Balance, together with accrued interest thereon at the related Interest Rate, will be required to be paid to the respective Class A Noteholders and the respective Class B Noteholders. In addition, if on any Payment Date, the aggregate amounts on deposit in the Collection Account, Reserve Account and Residual Account are greater than or equal to the sum of (i) the remaining principal balance of the Class A Notes and the Class B Notes and (ii) the accrued and unpaid interest, the accrued and unpaid Servicing Fee and any unreimbursed Servicer Advances, the amount on deposit in both the Reserve Account and the Residual Account will be deposited into the Collection Account and used to redeem in full any unpaid Class A Notes and Class B Notes. If an Event of Default as defined in the Agreement shall occur and be continuing, the principal of all the Notes may become or be declared due and payable in the manner and with the effect provided in the Agreement.

       The Servicer, the Series Obligors and the Trustee and any agent of any of the foregoing may treat the person in whose name this Class A-1 Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.

       IN WITNESS WHEREOF, the Series Obligors have caused this Class A-1 Note to be duly executed.

                                   ADVANTA LEASING RECEIVABLES CORP. VIII,
                                       as Series Obligor

                                   By: _________________________
                                       Name:
                                       Title:

                                   ADVANTA LEASING RECEIVABLES CORP. IX,
                                       as Series Obligor

                                   By: _________________________
                                       Name:
                                       Title:

Dated:  August 26, 1999

                          CERTIFICATE OF AUTHENTICATION

This is one of the Class A-1 Notes of the Series designated herein, issued under the within-mentioned Agreement.

                                   BANKERS TRUST COMPANY, not in its
                                     individual capacity but solely as Trustee

                                   By: _________________________
                                       Name:
                                       Title:

                                 CLASS A-2 NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE SERIES OBLIGORS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE ON THE PAYMENT DATES AND IN THE AMOUNTS DESCRIBED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF AND MAY BE ASCERTAINED ONLY BY OBTAINING A WRITTEN CONFIRMATION THEREOF FROM THE TRUSTEE NAMED HEREIN OR ITS SUCCESSOR.

         ADVANTA EQUIPMENT RECEIVABLES ASSET-BACKED NOTES, SERIES 1999-1
                              6.64% NOTE CLASS A-2

       Issued under the terms of a Master Facility Agreement dated August 26, 1999 (the "Master Agreement") among Advanta Business Services Corp. ("Advanta"), as Servicer, and Advanta Leasing Receivables Corp. VIII ("ALRC VIII"), Advanta Leasing Receivables Corp. IX ("ALRC IX") and Bankers Trust Company, as Trustee (the "Trustee"), and the Series 1999-1 Supplement thereto also dated August 26, 1999 (the "Series 1999-1 Supplement") also among Advanta, ALCR VIII, ALRC IX and the Trustee (the Master Agreement together with the Series 1999-1 Supplement are, herein, the "Agreement"). This Class A-2 Note is secured by the Series 1999-1 Trust Estate (as defined herein), which includes, but is not limited to, a pool of equipment leases and loans and other property appurtenant thereto pledged to the Trustee by ALRC VIII and ALRC IX.

       Principal in respect of this Class A-2 Note is payable monthly as set forth herein and the Agreement.

       This Class A-2 Note does not represent any interest in or obligation of Advanta or any Affiliate of Advanta, other than the Series Obligors. Neither the Class A-2 Notes nor the Contracts are insured by any governmental agency.

CUSIP:  00759RAB9

                                                                       Class A-2
Note                          $38,500,927 Class A-2                   Percentage
No. A-2-1                     Initial Principal Balance           Interest: 100%

       ALRC VIII and ALRC IX (each, a "Series Obligor" and, together, the "Series Obligors"), for value received, hereby promise to pay to CEDE & CO. the principal sum of Thirty-Eight Million Five Hundred Thousand Nine Hundred Twenty Seven Dollars ($38,500,927) in monthly installments and to pay interest monthly in arrears on the unpaid portion of said principal sum (and, to the extent that the payment of such interest shall be legally enforceable, on any overdue installment of interest on this Note) on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Payment Date"), commencing on September 15, 1999, for the period commencing on and including the immediately preceding Payment Date (or commencing on the Closing Date with respect to the initial Payment Date) and ending on and including the day immediately preceding such Payment Date, until such unpaid principal is fully paid, at a rate per annum equal to 6.64% (the "Class A-2 Interest Rate"); provided, however, that interest on any amount of principal or interest that is not timely paid when due shall accrue interest until paid at the Class A-2 Interest Rate. The Series Obligors hereby agree to pay to such registered holder its pro rata share of the amounts which all Class A-2 Noteholders are entitled to receive, as hereinafter set forth in this Class A-2 Note and as more fully set forth in the Agreement, at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Agreement.

       This Class A-2 Note is one of the duly authorized Class A-2 Notes designated as "6.64% Equipment Receivables Asset-Backed Notes, Series 1999-1, Class A-2" (the "Class A-2 Notes"). This Class A-2 Note is issued under and is subject to the terms, provisions and conditions of the Agreement, to which the holders of the Class A Notes (the "Class A Noteholders"), by virtue of their acceptance hereof, assents and by which the Class A Noteholders are bound. To the extent not otherwise defined herein, capitalized terms used herein have the meanings assigned in the Agreement.

       Each Series Obligor has pledged to the Trustee and has granted a security interest to the Trustee for the benefit of the Class A Noteholders and the holders of the Class B Notes (collectively, the "Series 1999-1 Noteholders"), and the Trustee has accepted the pledge of and grant of a security interest in, all of such Series Obligor's now owned and existing and hereafter acquired or arising right, title and interest, if any, in, to and under all accounts, general intangibles, instruments, chattel paper, documents, money, letters of credit, advices of credit, deposit accounts, certificates of deposit, investment property, goods and other property consisting of, arising from or related to any of the following: (1) each and every Contract now or hereafter listed as a Series 1999-1 Contract on the List of Contracts delivered to the Trustee together with all amounts due or to become due under such Series 1999-1 Contracts, (2) all Collections and Related Security associated therewith, (3) all balances, instruments, monies, securities, investment property or other property received or held from time to time in the Collection Account, the Reserve Account and the Residual Account, (4) the Contribution Agreement and the Series 1999-1 Contribution Agreement Supplement and all of its rights to enforce the provisions of, and to benefit from the representations, warranties and covenants made in, the Contribution Agreement and the Series 1999-1 Contribution Agreement Supplement, (5) the Equipment associated with the Series 1999-1 Contracts and the Residual Interest therein, and (6) all proceeds of each of the foregoing, but excluding any obligations of the Series Obligors under the Contribution Agreement and the Series 1999-1 Contribution Agreement Supplement and excluding any Servicing Charges, taxes, Initial Unpaid Amounts and Security Deposits, all in accordance with, and for the purposes set forth in, this Series 1999-1 Supplement (such property, the "Series 1999-1 Trust Estate").

       This Class A-2 Note does not purport to summarize the Agreement and reference and direction is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Series Obligors. Copies of the Agreement and all amendments thereto will be provided to any Class A-2 Noteholder, at its expense, upon a written request to the Servicer: Advanta Business Services Corp., 1020 Laurel Oak Road, Voorhees, New Jersey 08043-1228;
Attention: Treasurer.

       The Holder hereof, by its acceptance of this Class A-2 Note, agrees to look solely to the funds in the Series 1999-1 Accounts to the extent available for payment to the Holder hereof as provided in the Agreement for payment hereunder and agrees that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Class A-1 Note or the Agreement.

       The Class A-2 Notes are limited in right of payment to certain collections and recoveries respecting the Contracts, all as more specifically set forth in the Agreement. Pursuant to the Agreement, the Trustee shall, in addition to the Class A-2 Notes, authenticate Class A-1 Notes and Class A-3 Notes (collectively with the Class A-2 Notes, the "Class A Notes") and Class B Notes (the "Class B Notes"). PAYMENTS OF INTEREST WITH RESPECT TO EACH CLASS OF CLASS A NOTES ARE PAYABLE ON EACH PAYMENT DATE PRO RATA ON THE BASIS OF INTEREST THEN DUE ON THE VARIOUS CLASSES OF CLASS A NOTES AND THE RIGHT TO RECEIVE PAYMENTS OF PRINCIPAL WITH RESPECT TO EACH CLASS OF CLASS A NOTES IS ON A SEQUENTIAL-PAY BASIS WHEREBY PRINCIPAL IS APPLIED TO REDUCE THE NOTE PRINCIPAL BALANCE OF THE CLASS A NOTES THEN OUTSTANDING AND HAVING THE LOWEST NUMERICAL DESIGNATION (E.G., FIRST TO THE CLASS A-1 NOTES) TO ZERO BEFORE ANY PRINCIPAL PAYMENT IS MADE TO THE NEXT CLASS. THE RIGHT TO RECEIVE INTEREST PAYMENTS WITH RESPECT TO THE CLASS B NOTES IS SUBORDINATE TO THE PAYMENT OF INTEREST DUE AND PAYABLE ON THE CLASS A NOTES ON EACH PAYMENT DATE AND THE RIGHT TO RECEIVE ANY PRINCIPAL PAYMENTS ON THE CLASS B NOTES IS SUBORDINATE TO THE PAYMENT IN FULL OF PRINCIPAL ON THE CLASS A-1 NOTES AND AFTER THE CLASS A-1 NOTES HAVE BEEN PAID IN FULL, MONTHLY PAYMENTS OF PRINCIPAL ON THE CLASS B NOTES ARE SUBORDINATE TO THE PAYMENT OF PRINCIPAL AS PROVIDED IN THE AGREEMENT ON THE CLASS A NOTES. NO PRINCIPAL PAYMENTS WILL BE MADE IN RESPECT OF THE CLASS B NOTES UNTIL THE FINAL PRINCIPAL PAYMENT HAS BEEN MADE TO THE CLASS A-1 NOTEHOLDERS.

       The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Series Obligors, the Servicer and the Trustee and the rights of the Class A-2 Noteholders under the Agreement at any time by the Servicer, the Series Obligors and the Trustee without, in certain cases, the consent of the Series 1999-1 Noteholders, as more particularly described in the Agreement. Any such consent by the Holder of this Class A-2 Note shall be conclusive and binding on such Holder and upon all future Holders of this Class A-2 Note and of any Class A-2
Note issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class A-2 Note.

       Unless earlier declared, or they otherwise become, due and payable by reason of an Event of Default, the Notes are payable only at the time and in the manner provided in the Agreement and are not redeemable or prepayable before such time except that the Series Obligors will have the option, subject to certain conditions set forth in the Agreement, to cause early retirement of the Notes as of any Payment Date following the date on which the Aggregate Contract Principal Balance is less than 10.00% of the Initial Aggregate Contract Principal Balance. In the event of such redemption, the entire Class A Outstanding Principal Balance and Class B Outstanding Principal Balance, together with accrued interest thereon at the related Interest Rate, will be required to be paid to the respective Class A Noteholders and the respective Class B Noteholders. In additional, if on any Payment Date, the aggregate amounts on deposit in the Collection Account, Reserve Account and Residual Account are greater than or equal to the sum of (i) the remaining principal balance of the Class A Notes and the Class B Notes, and (ii) the accrued and unpaid interest, the accrued and unpaid Servicing Fee and any unreimbursed Servicer Advances, the amount on deposit in both the Reserve Account and the Residual Account will be deposited into the Collection Account and used to redeem in full any unpaid Class A Notes and Class B Notes. If an Event of Default as defined in the Agreement shall occur and be continuing, the principal of all the Notes may become or be declared due and payable in the manner and with the effect provided in the Agreement.

       The Servicer, the Series Obligors and the Trustee and any agent of any of the foregoing may treat the person in whose name this Class A-2 Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.

       IN WITNESS WHEREOF, the Series Obligors have caused this Class A-2 Note to be duly executed.

                                   ADVANTA LEASING RECEIVABLES CORP. VIII,
                                       as Series Obligor

                                   By: _________________________
                                       Name:
                                       Title:

                                   ADVANTA LEASING RECEIVABLES CORP. IX,
                                       as Series Obligor

                                   By: _________________________
                                       Name:
                                       Title:

Dated:  August 26, 1999

                          CERTIFICATE OF AUTHENTICATION

This is one of the Class A-2 Notes of the Series designated herein, issued under the within-mentioned Agreement.

                                   BANKERS TRUST COMPANY, not in its
                                     individual capacity but solely as Trustee

                                   By: _________________________
                                       Name:
                                       Title:

                                 CLASS A-3 NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE SERIES OBLIGORS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE ON THE PAYMENT DATES AND IN THE AMOUNTS DESCRIBED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF AND MAY BE ASCERTAINED ONLY BY OBTAINING A WRITTEN CONFIRMATION THEREOF FROM THE TRUSTEE NAMED HEREIN OR ITS SUCCESSOR.

         ADVANTA EQUIPMENT RECEIVABLES ASSET-BACKED NOTES, SERIES 1999-1
                              6.90% NOTE CLASS A-3

       Issued under the terms of a Master Facility Agreement dated August 26, 1999 (the "Master Agreement") among Advanta Business Services Corp. ("Advanta"), as Servicer, and Advanta Leasing Receivables Corp. VIII ("ALRC VIII"), Advanta Leasing Receivables Corp. IX ("ALRC IX") and Bankers Trust Company, as Trustee (the "Trustee"), and the Series 1999-1 Supplement thereto also dated August 26, 1999 (the "Series 1999-1 Supplement") also among Advanta, ALCR VIII, ALRC IX and the Trustee (the Master Agreement together with the Series 1999-1 Supplement are, herein, the "Agreement"). This Class A-3 Note is secured by the Series 1999-1 Trust Estate (as defined herein), which includes, but is not limited to, a pool of equipment leases and loans and other property appurtenant thereto pledged to the Trustee by ALRC VIII and ALRC IX.

       Principal in respect of this Class A-3 Note is payable monthly as set forth herein and the Agreement.

       This Class A-3 Note does not represent any interest in or obligation of Advanta or any Affiliate of Advanta, other than the Series Obligors. Neither the Class A-3 Notes nor the Contracts are insured by any governmental agency.

CUSIP:  00759RAC7

                                                                       Class A-3
Note                          $9,445,708 Class A-3                    Percentage
No. A-3-1                     Initial Principal Balance           Interest: 100%

       ALRC VIII and ALRC IX (each, a "Series Obligor" and, together, the "Series Obligors"), for value received, hereby promise to pay to CEDE & CO. the principal sum of Nine Million Four Hundred Forty-Five Thousand Seven Hundred and Eight Dollars ($9,445,708) in monthly installments and to pay interest monthly in arrears on the unpaid portion of said principal sum (and, to the extent that the payment of such interest shall be legally enforceable, on any overdue installment of interest on this Note) on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Payment Date"), commencing on September 15, 1999, for the period commencing on and including the immediately preceding Payment Date (commencing or on the Closing Date with respect to the initial Payment Date) and ending on and including the day immediately preceding such Payment Date, until such unpaid principal is fully paid, at a rate per annum equal to 6.90% (the "Class A-3 Interest Rate"); provided, however, that interest on any amount of principal or interest that is not timely paid when due shall accrue interest until paid at the Class A-3 Interest Rate. The Series Obligors hereby agree to pay to such registered holder its pro rata share of the amounts which all Class A-3 Noteholders are entitled to receive, as hereinafter set forth in this Class A-3 Note and as more fully set forth in Agreement, at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Agreement.

       This Class A-3 Note is one of the duly authorized Class A-3 Notes designated as "6.90% Equipment Receivables Asset-Backed Notes, Series 1999-1, Class A-3" (the "Class A-3 Notes"). This Class A-3 Note is issued under and is subject to the terms, provisions and conditions of the Agreement, to which the holders of the Class A Notes (the "Class A Noteholders"), by virtue of their acceptance hereof, assents and by which the Class A Noteholders are bound. To the extent not otherwise defined herein, capitalized terms used herein have the meanings assigned in the Agreement.

       Each Series Obligor has pledged to the Trustee and has granted a security interest to the Trustee for the benefit of the Class A Noteholders and the holders of the Class B Notes (collectively, the "Series 1999-1 Noteholders"), and the Trustee has accepted the pledge of and grant of a security interest in, all of such Series Obligor's now owned and existing and hereafter acquired or arising right, title and interest, if any, in, to and under all accounts, general intangibles, instruments, chattel paper, documents, money, letters of credit, advices of credit, deposit accounts, certificates of deposit, investment property, goods and other property consisting of, arising from or related to any of the following: (1) each and every Contract now or hereafter listed as a Series 1999-1 Contract on the List of Contracts delivered to the Trustee together with all amounts due or to become due under such Series 1999-1 Contracts, (2) all Collections and Related Security associated therewith, (3) all balances, instruments, monies, securities, investment property or other property received or held from time to time in the Collection Account, the Reserve Account and the Residual Account, (4) the Contribution Agreement and the Series 1999-1 Contribution Agreement Supplement and all of its rights to enforce the provisions of, and to benefit from the representations, warranties and covenants made in, the Contribution Agreement and the Series 1999-1 Contribution Agreement Supplement, (5) the Equipment associated with the Series 1999-1 Contracts and the Residual Interest therein, and (6) all proceeds of each of the foregoing, but excluding any obligations of the Series Obligors under the Contribution Agreement and the Series 1999-1 Contribution Agreement Supplement and excluding any Servicing Charges, taxes, Initial Unpaid Amounts and Security Deposits, all in accordance with, and for the purposes set forth in, this Series 1999-1 Supplement (such property, the "Series 1999-1 Trust Estate").

       This Class A-3 Note does not purport to summarize the Agreement and reference and direction is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Series Obligors. Copies of the Agreement and all amendments thereto will be provided to any Class A-3 Noteholder, at its expense, upon a written request to the Servicer: Advanta Business Services Corp., 1020 Laurel Oak Road, Voorhees, New Jersey 08043-1228;
Attention: Treasurer.

       The Holder hereof, by its acceptance of this Class A-3 Note, agrees to look solely to the funds in the Series 1999-1 Accounts to the extent available for payment to the Holder hereof as provided in the Agreement for payment hereunder and agrees that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Class A-3 Note or the Agreement.

       The Class A-3 Notes are limited in right of payment to certain collections and recoveries respecting the Contracts, all as more specifically set forth in the Agreement. Pursuant to the Agreement, the Trustee shall, in addition to the Class A-3 Notes, authenticate Class A-1 Notes and Class A-2 Notes (collectively with the Class A-3 Notes, the "Class A Notes") and Class B Notes (the "Class B Notes"). PAYMENTS OF INTEREST WITH RESPECT TO EACH CLASS OF CLASS A NOTES ARE PAYABLE ON EACH PAYMENT DATE PRO RATA ON THE BASIS OF INTEREST THEN DUE ON THE VARIOUS CLASSES OF CLASS A NOTES AND THE RIGHT TO RECEIVE PAYMENTS OF PRINCIPAL WITH RESPECT TO EACH CLASS OF CLASS A NOTES IS ON A SEQUENTIAL-PAY BASIS WHEREBY PRINCIPAL IS APPLIED TO REDUCE THE NOTE PRINCIPAL BALANCE OF THE CLASS A NOTES THEN OUTSTANDING AND HAVING THE LOWEST NUMERICAL DESIGNATION (E.G., FIRST TO THE CLASS A-1 NOTES) TO ZERO BEFORE ANY PRINCIPAL PAYMENT IS MADE TO THE NEXT CLASS. THE RIGHT TO RECEIVE INTEREST PAYMENTS WITH RESPECT TO THE CLASS B NOTES IS SUBORDINATE TO THE PAYMENT OF INTEREST DUE AND PAYABLE ON THE CLASS A NOTES ON EACH PAYMENT DATE AND THE RIGHT TO RECEIVE ANY PRINCIPAL PAYMENTS ON THE CLASS B NOTES IS SUBORDINATE TO THE PAYMENT IN FULL OF PRINCIPAL ON THE CLASS A-1 NOTES AND AFTER THE CLASS A-1 NOTES HAVE BEEN PAID IN FULL, MONTHLY PAYMENTS OF PRINCIPAL ON THE CLASS B NOTES ARE SUBORDINATE TO THE PAYMENT OF PRINCIPAL AS PROVIDED IN THE AGREEMENT ON THE CLASS A NOTES. NO PRINCIPAL PAYMENTS WILL BE MADE IN RESPECT OF THE CLASS B NOTES UNTIL THE FINAL PRINCIPAL PAYMENT HAS BEEN MADE TO THE CLASS A-1 NOTEHOLDERS.

       The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Series Obligors, the Servicer and the Trustee and the rights of the Class A-3 Noteholders under the Agreement at any time by the Servicer, the Series Obligors and the Trustee without, in certain cases, the consent of the Series 1999-1 Noteholders, as more particularly described in the Agreement. Any such consent by the Holder of this Class A-3 Note shall be conclusive and binding on such Holder and upon all future Holders of this Class A-3 Note and of any Class A-3
Note issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class A-3 Note.

       Unless earlier declared, or they otherwise become, due and payable by reason of an Event of Default, the Notes are payable only at the time and in the manner provided in the Agreement and are not redeemable or prepayable before such time except that the Series Obligors will have the option, subject to certain conditions set forth in the Agreement, to cause early retirement of the Notes as of any Payment Date following the date on which the Aggregate Contract Principal Balance is less than 10.00% of the Initial Aggregate Contract Principal Balance. In the event of such redemption, the entire Class A Outstanding Principal Balance and Class B Outstanding Principal Balance, together with accrued interest thereon at the related Interest Rate, will be required to be paid to the respective Class A Noteholders and the respective Class B Noteholders. In addition, if on any Payment Date, the aggregate amounts on deposit in the Collection Account, Reserve Account and Residual Account are greater than or equal to the sum of (i) the remaining principal balance of the Class A Notes and the Class B Notes and (ii) the accrued and unpaid interest, the accrued and unpaid Servicing Fee and any unreimbursed Servicer Advances, the amount on deposit in both the Reserve Account and the Residual Account will be deposited into the Collection Account and used to redeem in full any unpaid Class A Notes and Class B Notes. If an Event of Default as defined in the Agreement shall occur and be continuing, the principal of all the Notes may become or be declared due and payable in the manner and with the effect provided in the Agreement.

       The Servicer, the Series Obligors and the Trustee and any agent of any of the foregoing may treat the person in whose name this Class A-3 Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.

       IN WITNESS WHEREOF, the Series Obligors have caused this Class A-3 Note to be duly executed.

                                   ADVANTA LEASING RECEIVABLES CORP. VIII,
                                       as Series Obligor

                                   By: _________________________
                                       Name:
                                       Title:

                                   ADVANTA LEASING RECEIVABLES CORP. IX,
                                       as Series Obligor

                                   By: _________________________
                                       Name:
                                       Title:

Dated:  August 26, 1999

                          CERTIFICATE OF AUTHENTICATION

This is one of the Class A-3 Notes of the Series designated herein, issued under the within-mentioned Agreement.

                                   BANKERS TRUST COMPANY, not in its individual
                                     capacity but solely as Trustee

                                   By: _________________________
                                       Name:
                                       Title:

                                  CLASS B NOTE

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES THAT THIS SECURITY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY TO THE ISSUERS OR PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (a "QIB") PURCHASING FOR ITS OWN ACCOUNT, IN ACCORDANCE WITH RULE 144A, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A. THIS SECURITY WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE TRUSTEE THAT THE RESTRICTIONS ON TRANSFER HAVE BEEN COMPLIED WITH.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE SERIES OBLIGORS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE ON THE PAYMENT DATES AND IN THE AMOUNTS DESCRIBED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF AND MAY BE ASCERTAINED ONLY BY OBTAINING A WRITTEN CONFIRMATION THEREOF FROM THE TRUSTEE NAMED HEREIN OR ITS SUCCESSOR.

         ADVANTA EQUIPMENT RECEIVABLES ASSET-BACKED NOTES, SERIES 1999-1
                               7.27% NOTE CLASS B

       Issued under the terms of a Master Facility Agreement dated August 26, 1999 (the "Master Agreement") among Advanta Business Services Corp. ("Advanta"), as Servicer, and Advanta Leasing Receivables Corp. VIII ("ALRC VIII"), Advanta Leasing Receivables Corp. IX ("ALRC IX") and Bankers Trust Company, as Trustee (the "Trustee"), and the Series 1999-1 Supplement thereto also dated August 26, 1999 (the "Series 1999-1 Supplement") also among Advanta, ALCR VIII, ALRC IX and the Trustee (the Master Agreement together with the Series 1999-1 Supplement are, herein, the "Agreement"). This Class B Note is secured by the Series

1999-1 Trust Estate (as defined herein), which includes, but is not limited to, a pool of equipment leases and loans and other property appurtenant thereto pledged to the Trustee by ALRC VIII and ALRC IX.

       Principal in respect of this Class B Note is payable monthly as set forth herein and the Agreement.

       This Class B Note does not represent any interest in or obligation of Advanta or any Affiliate of Advanta other than the Series Obligors. Neither the Class B Notes nor the Contracts are insured by any governmental agency.

CUSIP:  00759RAD5

                                                                         Class B
Note                          $11,599,991 Class B                     Percentage
No. B-1-1                     Initial Principal Balance           Interest: 100%

       ALRC VIII and ALRC IX (each, a "Series Obligor" and, together, the "Series Obligors"), for value received, hereby promise to pay to CEDE & CO. the principal sum of Eleven Million, Five Hundred Ninety-Nine Thousand Nine Hundred Ninety-One Dollars ($11,599,991) in monthly installments and to pay interest monthly in arrears on the unpaid portion of said principal sum (and, to the extent that the payment of such interest shall be legally enforceable, on any overdue installment of interest on this Note) on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Payment Date"), commencing on September 15, 1999, for the period commencing on and including the immediately preceding Payment Date (or commencing on the Closing Date with respect to the initial Payment Date) and ending on and including the day immediately preceding such Payment Date, until such unpaid principal is fully paid, at a rate per annum equal to 7.27% (the "Class B Interest Rate"); provided, however, that interest on any amount of principal or interest that is not timely paid when due shall accrue interest until paid at the Class B Interest Rate. The Series Obligors hereby agree to pay to such registered holder its pro rata share of the amounts which all Class B Noteholders are entitled to receive, as hereinafter set forth in this Class B Note and as more fully set forth in the Agreement, at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Agreement.

       This Class B Note is one of the duly authorized Class B Notes designated as "7.27% Equipment Receivables Asset-Backed Notes, Series 1999-1, Class B" (the "Class B Notes"). This Class B Note is issued under and is subject to the terms, provisions and conditions of the Agreement, to which the holders of the Class B Notes (the "Class B Noteholders"), by virtue of their acceptance hereof, assents and by which the Class B Noteholders are bound. To the extent not otherwise defined herein, capitalized terms used herein have the meanings assigned in the Agreement.

       Each Series Obligor has pledged to the Trustee and has granted a security interest to the Trustee for the benefit of the Class B Noteholders and the holders of the Class A Notes (collectively, the "Series 1999-1 Noteholders"), and the Trustee has accepted the pledge of and grant of a security interest in, all of such Series Obligor's now owned and existing and hereafter acquired or arising right, title and interest, if any, in, to and under all accounts, general intangibles, instruments, chattel paper, documents, money, letters of credit, advices of credit, deposit accounts, certificates of deposit, investment property, goods and other property consisting of, arising from or related to any of the following: (1) each and every Contract now or hereafter listed as a Series 1999-1 Contract on the List of Contracts delivered to the Trustee together with all amounts due or to become due under such Series 1999-1 Contracts, (2) all Collections and Related Security associated therewith, (3) all balances, instruments, monies, securities, investment property or other property received or held from time to time in the Collection Account, the Reserve Account and the Residual Account, (4) the Contribution Agreement and the Series 1999-1 Contribution Agreement Supplement and all of its rights to enforce the provisions of, and to benefit from the representations, warranties and covenants made in, the Contribution Agreement and the Series 1999-1 Contribution Agreement Supplement, (5) the Equipment associated with the Series 1999-1 Contracts and the Residual Interest therein and (6) all proceeds of each of the foregoing, but excluding any obligations of the Series Obligors under the Contribution Agreement and the Series 1999-1 Contribution Agreement Supplement and excluding any Servicing Charges, taxes, Initial Unpaid Amounts and Security Deposits, all in accordance with, and for the purposes set forth in, this Series 1999-1 Supplement (such property, the "Series 1999-1 Trust Estate").

       This Class B Note does not purport to summarize the Agreement and reference and direction is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Series Obligors. Copies of the Agreement and all amendments thereto will be provided to any Class B Noteholder, at its expense, upon a written request to the Servicer: Advanta Business Services Corp., 1020 Laurel Oak Road, Voorhees, New Jersey 08043-1228;
Attention: Treasurer.

       The Holder hereof, by its acceptance of this Class B Note, agrees to look solely to the funds in the Series 1999-1 Accounts to the extent available for payment to the Holder hereof as provided in the Agreement for payment hereunder and agrees that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Class B Note or the Agreement.

       The Class B Notes are limited in right of payment to certain collections and recoveries respecting the Contracts, all as more specifically set forth in the Agreement. Pursuant to the Agreement, the Trustee shall, in addition to the Class B Notes, authenticate Class A-1 Notes, Class A-2 Notes and Class A-3 Notes (collectively, the "Class A Notes"). PAYMENTS OF INTEREST WITH RESPECT TO EACH CLASS OF CLASS A NOTES ARE PAYABLE ON EACH PAYMENT DATE PRO RATA ON THE BASIS OF INTEREST THEN DUE ON THE VARIOUS CLASSES OF CLASS A NOTES AND THE RIGHT TO RECEIVE PAYMENTS OF PRINCIPAL WITH RESPECT TO EACH CLASS OF CLASS A NOTES IS ON A SEQUENTIAL-PAY BASIS WHEREBY PRINCIPAL IS APPLIED TO REDUCE THE NOTE PRINCIPAL BALANCE OF THE CLASS A NOTES THEN OUTSTANDING AND HAVING THE LOWEST NUMERICAL DESIGNATION (E.G., FIRST TO THE CLASS A-1 NOTES) TO ZERO BEFORE ANY PRINCIPAL PAYMENT IS MADE TO THE NEXT CLASS. THE RIGHT TO RECEIVE INTEREST PAYMENTS WITH RESPECT TO THE CLASS B NOTES IS SUBORDINATE TO THE PAYMENT OF INTEREST DUE AND PAYABLE ON THE CLASS A NOTES ON EACH PAYMENT DATE AND THE RIGHT TO RECEIVE ANY PRINCIPAL PAYMENTS ON THE CLASS B NOTES IS SUBORDINATE TO THE PAYMENT IN FULL OF PRINCIPAL ON THE CLASS A-1 NOTES AND AFTER THE CLASS A-1 NOTES HAVE BEEN PAID IN FULL, MONTHLY PAYMENTS OF PRINCIPAL ON THE CLASS B NOTES ARE SUBORDINATE TO THE PAYMENT OF PRINCIPAL AS PROVIDED IN THE AGREEMENT ON THE CLASS A NOTES. NO PRINCIPAL PAYMENTS WILL BE MADE IN RESPECT OF THE CLASS B NOTES UNTIL THE FINAL PAYMENT HAS BEEN MADE TO THE CLASS A-1 NOTEHOLDERS.

       THE HOLDER OF EACH CLASS B NOTE HEREBY AGREES THAT ITS RIGHTS SHALL BE AND ARE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE CLASS A NOTES AS PROVIDED IN THE AGREEMENT.

       The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Series Obligors, the Servicer and the Trustee and the rights of the Class B Noteholders under the Agreement at any time by the Servicer, the Series Obligors and the Trustee without, in certain cases, the consent of the Series 1999-1 Noteholders, as more particularly described in the Agreement. Any such consent by the Holder of this Class B Note shall be conclusive and binding on such Holder and upon all future Holders of this Class B Note and of any Class B Note issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class B Note.

       Unless earlier declared, or they otherwise become, due and payable by reason of an Event of Default, the Notes are payable only at the time and in the manner provided in the Agreement and are not redeemable or prepayable before such time except that the Series Obligors will have the option, subject to certain conditions set forth in the Agreement, to cause early retirement of the Notes as of any Payment Date following the date on which the Aggregate Contract Principal Balance is less than 10.00% of the Initial Aggregate Contract Principal Balance. In the event of such redemption, the entire Class A Outstanding Principal Balance and Class B Outstanding Principal Balance, together with accrued interest thereon at the related Interest Rate, will be required to be paid to the respective Class A Noteholders and the respective Class B Noteholders. In addition, if on any Payment Date, the aggregate amounts on deposit in the Collection Account, Reserve Account and Residual Account are greater than or equal to the sum of (i) the remaining principal balance of the Class A Notes and the Class B Notes and (ii) the accrued and unpaid interest, the accrued and unpaid Servicing Fee and any unreimbursed Servicer Advances, the amount on deposit in both the Reserve Account and the Residual Account will be deposited into the Collection Account and used to redeem in full any unpaid Class A Notes and Class B Notes. If an Event of Default as defined in the Agreement shall occur and be continuing, the principal of all the Notes may become or be declared due and payable in the manner and with the effect provided in the Agreement. The Class B Notes may be redeemed ("Class B Special Redemption") on any Payment Date at the option of the Obligors at a price equal to the sum of (i) the then Class B Principal Balance, accrued and unpaid interest thereon and (ii) the Class B Special Redemption Premium. The Class B Special Redemption Premium shall only be payable upon a Class B Special Redemption.

       The Servicer, the Series Obligors and the Trustee and any agent of any of the foregoing may treat the person in whose name this Class B Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.

       IN WITNESS WHEREOF, the Series Obligors have caused this Class B Note to be duly executed.

                                   ADVANTA LEASING RECEIVABLES CORP. VIII,
                                       as Series Obligor

                                   By: _________________________
                                       Name:
                                       Title:

                                   ADVANTA LEASING RECEIVABLES CORP. IX,
                                       as Series Obligor

                                   By: _________________________
                                       Name:
                                       Title:

Dated:  August 26, 1999

                          CERTIFICATE OF AUTHENTICATION

This is one of the Class B Notes of the Series designated herein, issued under the within-mentioned Agreement.

                                   BANKERS TRUST COMPANY, not in its
                                     individual capacity but solely as Trustee

                                   By: _________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT D

                             FORM OF INVESTOR LETTER

Advanta Leasing Receivables VIII
Advanta Leasing Receivables IX

Bankers Trust Company,
  as Trustee

                                     [date]

             Re:         Advana Leasing Services Corp. VIII
                         Advanta Leasing Services Corp. IX
                         Equipment Receivables Asset-Backed Notes, Series 1999-1

                         Class B

Ladies and Gentlemen:

       This letter (the "Investment Letter") is delivered by the undersigned (the "Purchaser") pursuant to the Series 1999-1 Supplement dated as of August 26, 1999 (the "Series Supplement") among Advanta Business Services Corp. ("ABS"), individually and as servicer, Advanta Leasing Receivables VIII ("ALRC VIII"), Advanta Leasing Receivables Corp. IX ("ALRC IX") and Bankers Trust Company, as Trustee. The Purcahser is delivering this letter in connection with the transfer to it of an Equipment Receivables Asset-Backed Note, Series 1999-1 Class B (a "Class B Note"). Capitalized terms used herein without definition shall have the meanings provided in the Series Supplemental.

       The Purchaser hereby represents, warrants and covenants with ALRC VIII, ALRC IX and the Trustee as follows:

    (i) It understands that the Class B Notes may be resold only to QIBs pursuant to Rule 144A and that the Class B Notes will be available only as beneficial interests in the Rule 144A Global Note.

    (ii) It understands that the Class B Notes have not been and will not be registered under the Securities Act or any state or other applicable securities law and that the Class B Notes, or any interest or participation therein, may not be offered, sold, pledged or otherwise transferred unless registered pursuant to, or exempt from registration under, the Securities Act and any other applicable securities law.

    (iii) It acknowledges that none of the Initial Investors has made any representation to it with respect to the offering or sale of any Class B Notes, other than the information contained in this Memorandum and the Exhibit hereto which has been delivered to it and upon which it is relying in making its investment decision with respect to the Class B Notes. It has had access to such financial and other information concerning the Class B Notes as it has deemed necessary in connection with its decision to purchase the Class B Notes.

    (iv)  It acknowledges that the Class B Notes bear the following legend:

              THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES THAT THIS SECURITY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY TO THE ISSUERS OR PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (a "QIB") PURCHASING FOR ITS OWN ACCOUNT, IN ACCORDANCE WITH RULE 144A, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A. THIS SECURITY WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE TRUSTEE THAT THE RESTRICTIONS ON TRANSFER HAVE BEEN COMPLIED WITH.

    (v) If it is acquiring any Class B Note, or any interest or participation therein, as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to such account and that it has full power to make the acknowledgments, representations and agreements contained herein on behalf of each such account.

    (vi) It (1) is a QIB, (2) is aware that the sale to it is being made in reliance on Rule 144A and if it is acquiring such Class B Notes or any interest or participation therein for the account of another QIB, such other QIB is aware that the sale is being made in reliance on Rule 144A and (3) is acquiring such Class B Notes or any interest or participation therein for its own account or for the account of a QIB.

    (vii) It is purchasing the Class B Notes for its own account, or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Class B Notes, or any interest or participation therein, as described herein and as provided in the Indenture.

    (viii) It agrees that if in the future it should offer, sell or otherwise transfer such Class B Note or any interest or participation therein, it will do so only (A) to the Issuers, or (B) pursuant to Rule 144A to a person whom it reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, purchasing for its own account or for the account of a QIB, whom it has informed that such offer, sale or other transfer is being made in reliance on Rule 144A.

    (ix) It acknowledges that the Class B Notes will be represented by a Rule 144A Global Note and that transfers thereof or any interest or participation therein are restricted.

    (x) It acknowledges that the Issuers, the Originator, the Initial Investors and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Issuers, the Originator and the Initial Investors.

              The Purchaser further represents, warrants and covenants that the Class B Notes or any interest therein may be transferred to any Person unless such Person has executed and delivered the Investor Letter to the Trustee, ALRC VIII and ALRC IX.

                                   Very truly yours,

                                   ---------------------------------------------
                                   (type name of Purchaser above)

                                   By:
                                       ---------------------------------
                                       Name:
                                       Title:



                                       3